                                                                     EXHIBIT 2.6



                                                                 EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, dated as of June 5, 2000 (the "Agreement"), is made and entered into by and among R.J. STEICHEN & COMPANY, a Minnesota corporation (the "Company"), STOCKWALK.COM GROUP, INC., a Minnesota corporation ("Acquiror") and SCG ACQUISITION CORPORATION, a Minnesota corporation ("MergerCo").

     WHEREAS, the Board of Directors of the Company (the "Company Board") and the Boards of Directors of each of Acquiror and MergerCo have determined that the merger of the MergerCo with and into the Company (the "Merger"), in accordance with the Minnesota Business Corporation Act (the "MBCA") and upon the terms and subject to the conditions set forth in this Agreement, would be fair to and in the best interests of their respective shareholders, and such Boards of Directors have approved such Merger, pursuant to which shares of common stock, par value $1.00 per share of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time will be converted into the right to receive shares of Acquiror common stock, par value $.04 per share ("Acquiror Common Stock").

     WHEREAS, all of the outstanding capital stock of the Company is owned by John E. Feltl and the Feltl 1995 Grantor Retained Annuity Trust UD July 1, 1995 (collectively, the "Shareholder").

     WHEREAS, Acquiror, MergerCo, Shareholder and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

     WHEREAS, Acquiror, MergerCo, Shareholder and the Company intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368(a) of the Code and to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the parties agree as follows:

1.   CERTAIN DEFINITIONS; INTERPRETATION

     1.1. Certain Definitions. The following terms used in this Agreement shall have the meanings set forth below:

          "Acquiror" has the meaning assigned in the preamble to this Agreement.

          "Acquiror Benefit Plans" has the meaning assigned in Section
4.4(o)(1).


                                 Exhibit 2.6-1

          "Acquiror Common Stock" has the meaning assigned in the first recital of this Agreement.

          "Acquiror ERISA Affiliate" has the meaning assigned in Section 4.4(o)(6).

          "Acquiror ERISA Client" has the meaning assigned in Section 4.4(m)(7).

          "Acquiror Financial Statements" has the meaning assigned in Section 4.4(g)(2).

          "Acquiror Form ADV" has the meaning assigned in Section 4.4(m)(2).

          "Acquiror Form BD" has the meaning assigned in Section 4.4(m)(2).

          "Acquiror Forms" has the meaning assigned in Section 4.4(m)(2).

          "Acquiror Insurance Policies" has the meaning assigned in Section 4.4(t).

          "Acquiror SEC Documents" has the meaning assigned in Section
4.4(g)(1).

          "Acquisition Proposal" has the meaning assigned in Section 5.5(b).

          "Additional Merger Consideration" has the meaning assigned in Section 3.1(c).

          "Additional Shares" has the meaning assigned in Section 3.2(a).

          "Affiliate" means, with respect to any specified person, any other person, directly or indirectly controlling, controlled by or under common control with such specified person. For purposes of this definition, "control" when used in connection with any specified person means the power to direct the management or policies of such person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise; and the terms "controlling" and "controlled" have correlative meanings to the foregoing.

          "Agreement" means this Agreement, as amended or modified from time to time in accordance with Section 8.2.

          "Articles of Merger" has the meaning assigned in Section 2.2.

          "Base Merger Consideration" has the meaning assigned in Section
3.1(c).

          "Broker-Dealer Subsidiaries" has the meaning assigned in Section 4.4(m)(1).

          "Change in Control" has the meaning assigned in Section 3.2(g)

          "Client" means any person to whom the Company provides products or services under a Contract.

          "Closing" has the meaning assigned in Section 2.2.

          "Closing Date" has the meaning assigned in Section 2.2.



                                 Exhibit 2.6-2

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Company" has the meaning assigned in the preamble to this Agreement.

          "Company Articles" means the Articles of Incorporation of the Company, as amended.

          "Company Benefit Plans" has the meaning assigned in Section 4.3(q)(1).

          "Company Board" has the meaning assigned in the first recital of this Agreement.

          "Company Bylaws" means the Bylaws of the Company, as amended.

          "Company Common Stock" has the meaning assigned in the first recital of this Agreement.

          "Company ERISA Affiliate" has the meaning assigned in Section
4.3(q)(6).

          "Company ERISA Client" has the meaning assigned in Section 4.3(k)(7).

          "Company Form ADV" has the meaning assigned in Section 4.3(k)(2).

          "Company Form BD" has the meaning assigned in Section 4.3(k)(2).

          "Company Forms" has the meaning assigned in Section 4.3(k)(2).

          "Company Insurance Policies" has the meaning assigned in Section
4.3(v).

          "Company Reports" has the meaning assigned in Section 4.3(l)(7).

          "Company SEC Documents" has the meaning assigned in Section 4.3(g)(1).

          "Contract" means, with respect to any Person, any agreement, indenture, undertaking, debt instrument, contract, contractual obligation, lease or other commitment to which such Person or any of its Subsidiaries is a party or by which any of them is bound or to which any of their properties is subject.

          "Covered Employees" has the meaning assigned in Section 5.11.

          "CSE" means the Chicago Stock Exchange.

          "Disclosure Schedule" has the meaning assigned in Section 4.1.

          "Effective Date" means the date on which the Effective Time occurs.

          "Effective Time" has the meaning assigned in Section 2.2.

          "Environmental Laws" means any federal, state or local law, regulation, order, decree, permit, authorization, common law or agency requirement with force of law relating to:


                                 Exhibit 2.6-3

(1) the protection or restoration of the environment, health or safety (in each case as relating to the environment) or natural resources, or (2) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Federal Reserve System" means the Board of Governors of the Federal Reserve System and the Federal Reserve Banks.

          "Financial Statements" has the meaning assigned in Section 4.3(g)(2).

          "Governmental Authority" means any court, administrative agency or commission or other foreign, federal, state or local governmental authority or instrumentality.

          "Hazardous Substance" means any hazardous or toxic substance, material or waste, including those substances, materials and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 C.F.R. ss. 172.101), or by the United States Environmental Protection Agency as hazardous substances (40 C.F.R. Part 302) and amendments thereto, or become regulated under any applicable local, state or federal law, including petroleum compounds, lead, asbestos and polychlorinated biphenyls.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "Investment Advisors Act" means the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder.

          "Investment Company Act" means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

          "IRS" means the Internal Revenue Service.

          "Kinnard Agreement" has the meaning set forth in Section 4.4(e).

          "Liens" means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

          "Litigation" has the meaning assigned in Section 4.3(o).

          "Litigation List" has the meaning assigned in Section 4.3(o).

          "Material" means, with respect to any fact, circumstance, event or thing, that such fact, circumstance, event or thing is or would reasonably be expected to be material to (1) the financial position, results of operations, assets, properties or business of Acquiror and its



                                 Exhibit 2.6-4

Subsidiaries, taken as a whole, the Company, or the Surviving Corporation, as the case may be (other than to the extent such fact, circumstance, event or thing is due to (x) general changes in conditions in the securities industry, or in the global or United States economy or capital markets, or (y) changes in applicable generally accepted accounting principles or in laws, regulations or regulatory policies of general applicability), or (2) the ability of either Acquiror or the Company, as the case may be, to timely perform its obligations under this Agreement or otherwise to consummate the transactions contemplated by this Agreement.

          "Material Adverse Effect" means with respect to Acquiror, the Company, or the Surviving Corporation, respectively, an effect that, individually or in the aggregate, is both Material and adverse with respect to Acquiror and its Subsidiaries, the Company or the Surviving Corporation, in each case taken as a whole; provided that "Material Adverse Effect" shall not be deemed to include the effects of (x) general changes in conditions in the securities industry, or in the global or United States economy or capital markets, or (y) changes in applicable generally accepted accounting principles or in laws, regulations or regulatory policies of general applicability, or (z) actions or omissions of the Company taken with the prior written consent of Acquiror.

          "MBCA" has the meaning assigned in the first recital of this Agreement.

          "Merger" has the meaning assigned in the first recital of this Agreement.

          "MergerCo" has the meaning assigned in the preamble to this Agreement.

          "Merger Consideration" has the meaning assigned in Section 3.1(c).

          "MSRB" means the Municipal Securities Rulemaking Board.

          "NASD" means the National Association of Securities Dealers, Inc.

          "NYSE" means the New York Stock Exchange, Inc.

          "Person" shall mean and include an individual, bank, partnership, joint venture, limited liability company, corporation, trust, unincorporated organization or government or any department or agency thereof

          "Previously Disclosed" has the meaning assigned in Section 4.1.

          "Retained Equity" has the meaning assigned in Section 4.3(h)(8).

          "Rights" means, with respect to any person, securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for, redeem or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such person.

          "SEC" means the Securities and Exchange Commission.



                                 Exhibit 2.6-5

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Securities Laws" means, collectively, the Securities Act, the Exchange Act, the Investment Advisors Act, the Investment Company Act and any state securities and "blue sky" laws.

          "Self Regulatory Organization" means the National Association of Securities Dealers, Inc., the NYSE, the American Stock Exchange, the MSRB or other commission, board, agency or body that is not a Governmental Authority but is charged with the supervision or regulation of brokers, dealers, securities underwriting or trading, stock exchanges, commodities exchanges, insurance companies or agents, investment companies or investment advisers, or to the jurisdiction of which the Company is otherwise subject.

          "Share" has the meaning assigned in Section 3.1(c).

          "Shareholder," subject to the provisions of Section 8.8, has the meaning described in the second recital to this Agreement.

          "Subsidiary" and "Significant Subsidiary" have the meanings ascribed to them in Rule 1-02 of SEC Regulation S-X.

          "Surviving Corporation" has the meaning assigned in Section 2.1.

          "Targeted Earnings" shall have the meaning set forth in Section 3.2(a)(1).

          "Taxes" means all federal, state, local and foreign taxes, levies or other assessments imposed by any taxing authority, however denominated, including, without limitation, all net income, gross income, gross receipts sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, and custom duties, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority.

          "Tax Returns" means, collectively, all returns, declarations, reports, estimates, information returns and statements required to be filed under federal, state, local or any foreign tax laws.

     1.2. Interpretation. When a reference is made in this Agreement to Recitals, Sections, Exhibits, Annexes or Schedules, such reference shall be to a Recital or Section of, or Exhibit, Annex or Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include," includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation." No rule against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement. Whenever this Agreement shall require a party to take an action, such requirement shall be deemed to constitute an undertaking by such party to cause its Subsidiaries, and to use its reasonable best efforts, to cause its Affiliates, to take appropriate action in connection therewith.


                                 Exhibit 2.6-6

2.   THE MERGER

     2.1. The Merger. Upon the terms and subject to the conditions hereof, at the Effective Time and in accordance with the provisions of the MBCA, MergerCo shall be merged with and into the Company, whereupon the separate corporate existence of MergerCo shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation"). From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, immunities, powers and franchises, of a public as well as a private nature, of MergerCo and be subject to all the liabilities, obligations and duties of MergerCo, all as more fully described in the MBCA.

     2.2. Closing; Effective Time. Subject to the provisions of Section 6, the closing of the Merger (the "Closing") shall take place in the offices of Maun & Simon, PLC, 2000 Midwest Plaza West, 801 Nicollet Mall, Minneapolis, Minnesota 55402, as soon as practicable but not later than 10:00 a.m. Minneapolis time on the fourth business day after the date on which each of the conditions set forth in Section 6 have been satisfied or waived by the party or parties entitled to the benefit of such conditions, or at such other place, at such other time or on such other date as MergerCo and the Company may mutually agree; provided, however, that the Closing shall not take place prior to July 1, 2000. The date on which the Closing actually occurs is hereinafter referred to as the "Closing Date." At the Closing, MergerCo and the Company shall cause Articles of Merger for the Merger (the "Articles of Merger") to be executed and filed with the Secretary of State of the State of Minnesota in the form required by and executed in accordance with the applicable provisions of the MBCA. The Merger shall become effective as of the date and time of such filings or such other time after such filings as the parties hereto shall agree to in the Articles of Merger (the "Effective Time").

     2.3. Articles of Incorporation. At the Effective Time, and without any further action on the part of the Company or MergerCo, the Articles of Incorporation of the Company (as amended in substantially the form of which is set forth in Annex A hereto) shall be the Articles of Incorporation of the Surviving Corporation and thereafter may be amended or repealed as provided by law.

     2.4. Bylaws. The Bylaws of MergerCo, as in effect immediately prior to the Effective Time, shall become, from and after the Effective Time, the Bylaws of the Surviving Corporation, until thereafter altered, amended or repealed as provided therein or in the Articles of Incorporation of the Surviving Corporation and in accordance with applicable law.

     2.5. Directors and Officers. The officers of the Company immediately prior to the Effective Time shall become, from and after the Effective Time, the officers of the Surviving Corporation, until their successors are duly elected or appointed or their earlier death, resignation or removal. From and after the Effective Time, the directors of the Company shall be Eldon C. Miller, David B. Johnson, another person appointed by Messrs. Miller and Johnson, John E. Feltl, Mary Jo Feltl, Joan C. Niedfeldt and Michael Schierman, or their respective designees. Each of the Company and the Shareholder agree to take such action as is necessary to have such persons elected to the Company's Board of Directors.



                                 Exhibit 2.6-7

     2.6. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or MergerCo, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or MergerCo, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

3.   CONVERSION OF SHARES; SHAREHOLDER APPROVAL

     3.1. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of MergerCo:

          (a) Capital Stock of MergerCo. Each share of common stock of MergerCo issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation.

          (b) Treasury Stock and MergerCo-Owned Stock. Each share of Company Common Stock that is owned by the Company and each share of Company Common Stock that is owned by Acquiror, MergerCo or any affiliate of Acquiror or MergerCo shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefore.

          (c) Conversion of Company Common Stock. Except as otherwise provided in Section 3.1(b), the outstanding shares of Company Common Stock (each, a "Share") shall be converted into the right to receive an aggregate of 4,315,062 (which equals approximately 19.9% of the issued and outstanding shares of Acquiror Common Stock as of March 31, 2000) shares of Acquiror Common Stock, following the Merger (the "Base Merger Consideration") and the right to receive Additional Shares, as set forth below (the "Additional Merger Consideration," together with the Base Merger Consideration, the "Merger Consideration").

          (d) Cancellation and Retirement of Common Stock. Each Share converted into the right to receive the Merger Consideration pursuant to Section 3.1(c) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall, to the extent such certificate represents such Shares, cease to have any rights with respect thereto, except the right to receive Merger Consideration applicable thereto, upon surrender of such certificate in accordance with Section 3.3.

     3.2. Additional Consideration.

          (a) Within ninety (90) days following the second anniversary of the Closing, Acquiror shall deliver to the Shareholder additional shares of Acquiror Common Stock ("Additional Shares") based upon the future performance of the Company determined as follows:




                                 Exhibit 2.6-8

               (1) 2,000,000 Additional Shares shall be issued to the Shareholder if cumulative pre-tax earnings, as hereinafter defined, of the Company for the two (2) year period beginning on the first day of the month immediately following the Closing equals or exceeds ninety percent (90%) of four million dollars ($4,000,000) ("Targeted Earnings");


               (2) If cumulative pre-tax earnings of the Company for such period are less than ninety percent (90%) of Targeted Earnings, the Additional Shares delivered to the Shareholder shall be reduced by one percent (1%) for each percentage point by which pre-tax earnings is less than ninety percent (90%) of Targeted Earnings, (e.g., if the Company's cumulative pre-tax earnings are sixty-three percent (63%) of Targeted Earnings, Acquiror shall issue 1,460,000 Additional Shares); provided, however, that in accordance with the provisions elsewhere set forth herein, in no event will the Additional Shares deliverable to the Shareholder be less than 500,000 shares unless there are no cumulative pre-tax earnings or there is a cumulative loss for such period, in which case the Shareholder shall not receive any Additional Shares.

          (b) The actual number of Additional Shares issued, if any, shall be adjusted for any change in the capitalization of Acquiror resulting from a stock dividend, stock split, reverse stock split or other recapitalization of Acquiror in accordance with the provisions of Annex F hereof.

          (c) For the purposes of this Section 3.2, the Company includes any Subsidiary or affiliate of Acquiror which represents a successor or any continuation of the business or businesses of the Company as they exist at the Closing Date.

          (d) For purposes of this Section 3.2 pre-tax earnings (or losses) shall mean the net earnings or losses of the Company computed on the accrual basis of accounting in accordance with generally accepted accounting principles consistently applied, except that the following provisions shall govern the computation of pre-tax earnings of the Company for purposes of this Section 3.2:

               (1) pre-tax earnings shall be cumulative for the two (2) year period beginning on the first day of the month immediately following Closing;

               (2) in the Shareholder's reasonable judgment, all expenses, amounts paid in settlement, judgments, arbitration awards, and attorneys' fees paid or incurred in connection with claims relating to the business of the Company prior to Closing and continuing during the period ending on the first day of the month following the second anniversary of Closing, including a reasonable reserve for claims that are unresolved at the end of the period for calculating pre-tax earnings, shall be included, i.e., deducted from pre-tax earnings;

               (3) any loss, charge or expense related to the business operations of the Company initiated by Acquiror or any of its affiliates shall be excluded from such computation unless the Shareholder initiates or consents in writing to the transaction giving rise to, or the payment or assumption of the obligation to pay, such loss, charge or expense;

               (4) any charge or expense for the amortization of goodwill or any other purchase price adjustments as determined under APB Opinion Number 16 arising out of


                                 Exhibit 2.6-9
the fact that Acquiror has acquired the stock of the Company pursuant hereto or otherwise, or that the consideration therefore is in excess of the fair market value of the assets of the Company, shall be excluded from such computation;

               (5) any payments, charges or expenses for allocation of home office, executive, general and administrative expenses or other payments, charges or expenses of Acquiror and/or its affiliates shall be excluded from such computation;

               (6) all amounts payable to the Shareholder and to John C. Feltl during the two (2) year period referenced in Section 3.2(a) shall be included and treated as an expense in such computation whether paid or accrued as compensation, severance pay or for a covenant not to compete and whether paid by the Company or Acquiror or its affiliates;

               (7) any interest expenses or charges of the Company shall be excluded from such computation to the extent such expenses or charges relate to funds loaned to the Company in excess of the net capital required by the Company for regulatory purposes based on the assumption that the Company was a separate corporation independent of Acquiror and continued to carry customer accounts and securities in the same manner as it conducted its business prior to Closing;

               (8) there shall be included in such computation a charge for the cost of capital provided by Acquiror to the Company for the purpose of the net capital required by the Company as though the Company continued to carry customer accounts and securities in the same manner as it conducted its business prior to Closing. For the purpose of this Section, the cost of capital shall be equivalent to interest that would have been incurred by the Company to obtain subordinated regulatory capital that would be required for the business of the Company had the transaction contemplated herein not taken place at the rate most favorable to the Company. For purposes of this Section 3.2(d)(8) and the preceding Section 3.2(d)(7), net capital required by the Company shall be equal to five percent (5%) of aggregate debit balances arising from customer transactions calculated in accordance with the Alternative Standard under Rule 15c3-1 of the SEC.

               (9) any and all expenses paid or incurred by the Company (other than those expressly permitted by the above provisions) which would not have been so paid or incurred if not for the sale of capital stock to Acquiror and the other transactions contemplated herein shall be excluded from such computation.

               (10) except as otherwise expressly provided above, all amounts determined in accordance with subparagraphs (1) through (10) of this Section 3.2 shall be determined in accordance with generally accepted accounting principles consistently applied.

          (e) Until the final determination of pre-tax earnings in accordance with subsection (f) below, the Shareholder and his representatives shall have free and unrestricted access to the financial books and records of the Company and reasonable access to the financial books and records of Acquiror upon written notice to Acquiror.

          (f) As soon as may be practicable after the first anniversary of the Closing, but no later than ninety (90) days thereafter, Acquiror will deliver to the Shareholder a statement


                                 Exhibit 2.6-10
setting forth in reasonable detail its calculation of the cumulative net pre-tax earnings of the Company during the first annual period. As soon as may be practicable after the second anniversary of the Closing, but no later than ninety (90) days thereafter, Acquiror will deliver to the Shareholder a statement setting forth in reasonable detail its determination of the cumulative net pre-tax earnings of the Company during such two year period and the number of Additional Shares, if any, to be issued to the Shareholder pursuant to this
Section 3.2. which statement shall be accompanied by a certificate for the Additional Shares as shown thereon. If within thirty (30) days after delivery of such statement the Shareholder has not given written notice to Acquiror disputing such statement and indicating the basis of such dispute, Acquiror shall thereafter have no further liability to the Shareholder under this Section
3.2. In the event the Shareholder gives Acquiror such notice of dispute within such 30-day period, the Shareholder and Acquiror will use their best efforts to settle the dispute within 30 days after the giving of such notice. Any dispute unresolved after such 30-day period shall be submitted to a national public accounting firm satisfactory to the Shareholder and to Acquiror, or, in the absence of agreement on such firm, to a panel of three public accounting firms, one designated by the Shareholder, one designated by Acquiror and one jointly designated by the other two firms. The decision of such accounting firm or such panel of accounting firms, as the case may be, with respect to such dispute shall be final and binding on the parties hereto. Acquiror shall make any further deliveries to the Shareholder required in order to comply with such decision within ten (10) days after such decision is rendered. If the final decision of the accounting firm or panel results in an increase in the number of Additional Shares being issued of more than five percent (5%), the cost of the review process shall be paid by Acquiror. If the final decision of the accounting firm or panel results in no Additional Shares being issued or fewer Additional Shares being issued, the cost of the review process shall be paid by the Shareholder. If the final decision of the accounting firm or panel results in a number of Additional Shares being issued greater than zero but less than five percent (5%), the cost of the review process shall be shared equally by the Shareholder and Acquiror

          (g) Notwithstanding the foregoing, the Additional Shares shall be fully vested and immediately issued to the Shareholder if there is a "Change in Control" of Acquiror. For this purpose, a "Change in Control" means the direct or indirect sale of all or substantially all of the assets of Acquiror, the merger or consolidation of Acquiror with or into another entity, whether or not Acquiror is the surviving entity, if as a result thereof, more than fifty percent (50%) of the outstanding stock of Acquiror or the surviving entity is owned directly or indirectly by persons other than the owners of five percent (5%) or more of such stock prior to this transaction, or the sale or transfer, directly or indirectly, of more than fifty percent (50%) of the outstanding common stock of Acquiror to a person or entity who is not a five percent (5%) or more shareholder or an affiliate of such a shareholder immediately prior to this transaction.

          (h) Acquiror agrees, throughout the two-year period that is the subject hereof, that it shall not, without the prior, express written consent of the Shareholder, add expenses to the operations of the Company or remove revenue-generating activities (such as removal of earnings on margin accounts) from the Company.



                                 Exhibit 2.6-11

     3.3. Exchange of Common Stock.

          (a) Exchange. At or after the Closing, the Shareholder shall surrender all certificate(s) held by the Shareholder for Company Common Stock in transferable form to Acquiror and shall receive in exchange therefore a certificate or certificates for the Base Merger Consideration and the right to receive the Additional Merger Consideration. Each certificate formerly representing Company Common Stock shall evidence only the right to receive the Merger Consideration pursuant to Section 3.1(c).

          (b) No Further Ownership Rights in Shares Exchanged. The Merger Consideration delivered upon the surrender for exchange of certificates representing Shares in accordance with the terms of Section 3 shall be deemed to have been delivered in full satisfaction of all rights pertaining to the Shares exchanged for Acquiror Common Stock theretofore represented by such certificates.

     3.4. Retained Equity. Acquiror agrees that, in consideration for leaving the Retained Equity in the Company, as described in Section 4.3(h)(8) below, the Shareholder, at the end of the two-year period commencing on the Closing Date, may, at his option, elect either of the following:

          (a) within thirty (30) days of the date of the Shareholder's election, to receive that number of shares of Acquiror Common Stock determined by dividing $3,600,000 by the lesser of $10/share or eighty-five percent (85%) of the then-current fair market value of such shares, based on the average closing sale price of such shares for the 20 trading day period prior to the date of such conversion. In no event shall the denominator be less than $5/share; or

          (b) alternatively, the Shareholder may elect to receive $3,600,000 in cash within thirty (30) days of the date of the Shareholder's election.

     The total amount referred to above shall, until such amount is converted or paid in accordance with the provisions hereof, be treated as a subordinated debt obligation of Acquiror.

4. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER, THE COMPANY, ACQUIROR AND MERGERCO

     4.1. Disclosure Schedules. On or prior to the date hereof, the Company has delivered to Acquiror, and Acquiror has delivered to the Company, a schedule (respectively, its "Disclosure Schedule") setting forth, among other things, items, the disclosure of which is necessary or appropriate either (i) in response to an express informational requirement contained in or requested by a provision hereof, or (ii) as an exception to one or more representations or warranties contained in Section 4.3 or 4.4, respectively, or to one or more of its covenants contained in Section 5; provided, that (a) no such item is required to be set forth on the Disclosure Schedule as an exception to a representation or warranty if its absence is not reasonably likely to result in the related representation or warranty being deemed incorrect or untrue under the standard established in Section 4.2, and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty or covenant shall not be deemed an admission by a party that such item (or any undisclosed item or information of comparable or greater significance) represents a Material exception or fact, event or



                                 Exhibit 2.6-12
circumstance with respect to the Company, Acquiror or MergerCo, respectively. "Previously Disclosed" means information set forth in a Disclosure Schedule, whether in response to an express informational requirement or as an exception to one or more representations or warranties or covenants, in each case, that is contained in a correspondingly enumerated portion of such Disclosure Schedule. To the extent information is Previously Disclosed pursuant to the foregoing, the corresponding representation, warranty or covenant shall be deemed to be modified by such Previously Disclosed information and references herein (including in Section 4.2) to such corresponding representation, warranty or covenant shall be deemed to be references to such representation, warranty or covenant as so modified.

     4.2. Standard. No representation or warranty of the Company or the Shareholder, on the one hand, or Acquiror and MergerCo, on the other, contained in Section 4.3 or 4.4, shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event, or circumstance that is inconsistent with one or more representations or warranties (with such representations and warranties being read, for purposes of this Section 4.2, without regard to individual references to "Materiality" or "Material Adverse Effect" set forth therein), unless such fact, event or circumstance (individually or taken together with all other facts, events or circumstances that are inconsistent with any representation or warranty contained in Section 4.3 or 4.4) would be Material with respect to the Company or the Shareholder, on the one hand, or Acquiror or MergerCo, on the other, as the case may be.

     4.3. Representations and Warranties of Shareholder and the Company. Except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, Shareholder and the Company hereby represent and warrant to Acquiror and MergerCo as follows:

          (a) Organization, Standing and Authority. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Minnesota, and is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified, except where the failure to be so qualified does not have a Material Adverse Effect on the Company.

          (b) Corporate Power. The Company has the power, corporate or otherwise, and authority to carry on its business as it is now being conducted and to own or lease all its properties and assets.

          (c) Corporate Authority and Action. The Company has the requisite corporate power and authority, and has taken all corporate action necessary, in order to authorize the execution and delivery of, and performance of its obligations under, this Agreement and, subject only to receipt of the requisite approval and adoption of this Agreement and the Merger by such number of a majority of the outstanding shares of Company Common Stock as required by the MBCA, to consummate the transactions contemplated by this Agreement. This Agreement is a valid and legally binding obligation of the Company, enforceable in accordance with its terms.



                                 Exhibit 2.6-13

          (d) Regulatory Filings; No Defaults.

               (1) No consents or approvals of, or filings or registrations with, any Governmental Authority, Self-Regulatory Organization or with any third party are required to be made or obtained by the Company in connection with the execution, delivery or performance by the Company of this Agreement, or to consummate the Merger, except for (A) those required under the HSR Act; (B) filings of applications or notices with the CSE, the NASD and other Previously Disclosed securities licensing or supervisory authorities, (C) approval of the Company's shareholders as contemplated by Section 4.3(c); (D) approval of the CSE and consents of national securities exchanges to the transfer of ownership of seats or memberships; and (E) the filing of Articles of Merger with the Secretary of State of the State of Minnesota pursuant to the MBCA. As of the date hereof, the Company is not aware of any reason why the approvals of all Governmental Authorities or Self-Regulatory Organizations necessary to permit consummation of the transactions contemplated by this Agreement will not be received.

               (2) Subject only to the approval by the holders of such number of the outstanding shares of Company Common Stock as required by the MBCA, the receipt of the regulatory approvals referred to in Section 4.3(d)(1), the expiration of applicable waiting periods and the making of required filings under the HSR Act and federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination (with or without the giving of notice, passage of time or both) under any law, rule or regulation or any judgment, decree, order, governmental or nongovernmental permit or license, or Contract of the Company or to which the Company or its properties is subject or bound, (B) constitute a breach or violation of, or a default under, the Company Articles or the Company Bylaws, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental or nongovernmental permit or license or Contract.

          (e) Company Stock. The authorized capital stock of the Company consists of 200 shares of Company Common Stock. As of the date hereof, 20 shares of Company Common Stock were issued and outstanding. The Company has no other authorized or outstanding shares of capital stock. The outstanding shares of Company Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and are subject to preemptive rights as set forth in the Company Articles. The Shareholder owns all of the outstanding Company Common Stock. As of the date hereof, there are no shares of Company Common Stock authorized and reserved for issuance, the Company does not have any Rights issued or outstanding with respect to Company Common Stock, and the Company does not have any commitment or plans to authorize, issue or sell any Company Common Stock or Rights, except pursuant to this Agreement.

          (f) Subsidiaries. The Company has no Subsidiaries.

          (g) SEC Documents, Financial Statements.

               (1) The Company has provided or made available to Acquiror copies of each document filed by the Company with respect to the Company with the SEC or the NASD

                                 Exhibit 2.6-14
from September 30, 1996 through the date of this Agreement, including, but not limited to, FOCUS Reports, and will promptly provide any such document filed after the date hereof (collectively, the "Company SEC Documents"), each in the form (including exhibits and any amendments thereto) filed with the SEC (or, if not so filed, in the form used or circulated). As used herein, the definition of Company SEC Documents shall specifically exclude documents filed by the Company with the SEC or the NASD in connection with its various corporate finance activities. As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement), each of the SEC Documents, including the financial statements, exhibits and schedules thereto, filed or circulated prior to the date hereof complied (and each of the SEC Documents filed after the date of this Agreement will comply) as to form with applicable Securities Laws and did not (or in the case of reports, statements, or circulars filed after the date of this Agreement, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.


               (2) The Company has provided or made available to Acquiror copies of its consolidated statements of financial condition or balance sheets since September 30, 1996 and all such financial statements prepared thereafter, including the related notes and schedules, and such statements of financial condition fairly present the consolidated financial condition of the Company as of the date of such statement of financial condition or balance sheet and each of the consolidated statements of income, cash flows and changes in shareholders' equity included therein, including any related notes and schedules (collectively, the foregoing financial statements and related notes and schedules are referred to as the "Financial Statements"), fairly presented (or, in the case of statement prepared after the date of this Agreement, will fairly present) the consolidated results of operations, cash flows and shareholders' equity, as the case may be, of the Company for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved (except as may be noted therein and except that such unaudited statements include no notes).

               (3) Except as disclosed in the Company's Disclosure Schedule or Financial Statements or the Company SEC Documents filed prior to the date of this Agreement, the Company has no liability or obligation (contingent or otherwise) that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company.

          (h) Absence of Certain Changes. Since September 30, 1999, the business of the Company has been conducted in the ordinary and usual course, consistent with past practice, and there has not been:

               (1) any event, occurrence, development or state of circumstances or facts which has had or is reasonably likely to have a Material Adverse Effect on the Company;

               (2) any amendment of any term of any outstanding security of the Company or to the Company's articles of incorporation or bylaws (or similar governing documents);



                                 Exhibit 2.6-15

               (3) any (A) incurrence, assumption or guarantee by the Company of any indebtedness for borrowed money, or (B) assumption, guarantee, endorsement or otherwise by the Company of any obligations of any other person, in each case, other than in the ordinary and usual course of business, consistent with past practice, and in amounts and on terms consistent with past practices, except for indebtedness incurred or to be incurred to make the distribution to the Shareholder permitted by Section 4.3(h)(8);

               (4) any creation or assumption by the Company of any Lien on any material asset other than in the ordinary and usual course of business consistent with past practices;

               (5) prior to or on the date hereof, any making of any loan in excess of $100,000, or aggregate loans in excess of $250,000, advance or capital contributions to or investment in any person, in each case, other than in the ordinary and usual course of business consistent with past practice;

               (6) any change in any accounting policies or practices by the Company;

               (7) any (A) employment, deferred compensation, severance, retirement or other similar agreement entered into with any director, officer, consultant, partner or employee of the Company (or any amendment to any such existing agreement), (B) grant of any severance or termination pay to any director, officer, consultant, partner or employee of the Company, or (C) change in compensation or other benefits payable to any director, officer, consultant, partner or employee of the Company, except, in each case, in the ordinary course of business or as required by Contract or applicable law with respect to employees of the Company; or

               (8) any dividend or distribution to the Shareholder, except that the Company may, prior to Closing, distribute to the Shareholder S corporation dividends and distributions of all current and accumulated earnings and profits of the Company, which were $21,172,413 as of April 30, 2000, less $3,000,000 left in the Company as equity (such $3,0000,000 amount being referred to herein as "Retained Equity"), plus additional earnings from April 30, 2000 through the Closing Date.

          (i) Contracts.

               (1) The Company has Previously Disclosed each of the following executory Contracts to which the Company is a party, or by which any of it is bound or to which any of its properties is subject:

                    (A) any lease of real property;

                    (B) any partnership, joint venture or other similar agreement or arrangement, or any options or rights to acquire from any person any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities or such person, in each case, entered into other than in the ordinary course of business;



                                 Exhibit 2.6-16

                    (C) any agreement relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);


                    (D) any indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment, outstanding as of the date hereof, for the borrowing of money by the Company or the deferred purchase price of property in excess of $100,000 (in either case, whether incurred, assumed, guaranteed or secured by any asset);

                    (E) any agreement in force as of the date hereof that creates future payment obligations in excess of $100,000 in the aggregate and which by its terms does not terminate or is not terminable without penalty upon notice of 90 days or less;

                    (F) any license, franchise or similar agreement material to the Company or any agreement relating to any trade name or intellectual property right that is material to the Company;

                    (G) any exclusive dealing agreement or any agreement that limits the freedom of the Company to compete in any line of business or with any person or in any area or that would so limit its freedom after the Effective Date;

                    (H) any compensation, employment, severance, supplemental retirement or other similar agreement or arrangement with any employee or former employee of, or independent contractor with respect to, the Company, or any other agreement with any current or former Affiliate of the Company; and

                    (I) any other Contract that is a "material contract" as defined in Item 601(b)(10) of SEC Regulation S-K.

               (2) Each Contract that has been, or is required to be, Previously Disclosed pursuant to this Section is a valid and binding agreement of the Company, and is in full force and effect, and the Company is not in default or breach in any material respect under the terms of any such Contract.

          (j) Contracts with Clients. The Company is in compliance with the Material terms of each Contract with any Client, and each such Contract is in full force and effect with respect to the applicable Client. There are no Material disputes pending or threatened with any Client under the terms of any such Contract or with any former Client.

          (k) Registration Matters.

               (1) The Company is duly registered and such registrations are in full force and effect. The Company is, and at the Effective Time will be, a member in good standing with all required Self-Regulatory Organizations and in compliance with all applicable rules and regulations of the Self-Regulatory Organizations.

               (2) The Company has delivered or made available to Acquiror, true, correct and complete copies of (A) the Company's Uniform Application for Broker-Dealer Registration on Form BD ("Company Form BD") and (B) each Uniform Application for


                                 Exhibit 2.6-17

Investment Adviser Registration filed by the Company (each, a "Company Form ADV," and together with Company Form BD, "Company Forms"), all of the Company Forms reflecting all amendments thereto filed with the NASD or the SEC, as the case may be, on or prior to the date hereof. The Forms are in compliance with the applicable requirements of the Exchange Act or the Investment Advisers Act, as the case may be, and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has provided or made available true and complete copies of all audit reports since December 31, 1996 by the SEC or the NASD regarding the Company. Each director, officer, agent and employee of the Company who is required to be registered as a representative, principal or agent with the securities commission of any state or with any Self-Regulating Organization is duly registered as such and such registration is in full force and effect. Each registered representative and principal of the Company has at least the minimum series license for the activities that such registered representative or principal performs for the Company.

               (3) The net capital, as such term is defined in Rule 15c3-1 under the Exchange Act, of the Company satisfies the minimum net capital requirements of the Exchange Act and of the laws of any jurisdiction in which the Company conducts business, and has been sufficient to permit the Company to operate without restriction on its ability to expand its business under NASD Conduct Rule 3130.

               (4) Except as Previously Disclosed, neither the Company nor any "associated person" thereof (A) is subject to a "statutory disqualification" as such terms are defined in the Exchange Act, (B) is ineligible to serve as a broker-dealer or as an associated person to a registered broker-dealer, or (C) is subject to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of, or suspension or revocation of the registration of the Company as broker-dealer, municipal securities dealer, government securities broker or government securities dealer under Section 15,
Section 15B or Section 15C of the Exchange Act and there is no reasonable basis for, or proceeding or investigation, whether formal or informal, or whether preliminary or otherwise, that is reasonably likely to result in, any such censure, limitations, suspension or revocation.

               (5) Except as Previously Disclosed, the Company is not required to be registered as an investment company, investment adviser, commodity trading advisor, commodity pool operator, futures commission merchant, introducing broker, insurance agent, or transfer agent under any United States federal, state, local or foreign statutes, laws, rules or regulations. The Company does not act as the "sponsor" of a "broker-dealer-trading program," as such terms are defined in Rule 17a-23 under the Exchange Act.

               (6) Neither the Company, nor, to the knowledge of the Company after duly inquiry, any "associated person" (as defined in the Investment Advisers Act) thereof, as applicable, is ineligible pursuant to Section 203 of the Investment Advisers Act to serve as an investment adviser or as an associated person to a registered investment adviser. The Company does not provide investment advisory, subadvisory or management services to or through
(A) any issuer or other Person that is an investment company (within the meaning of the Investment Company Act), (B) any issuer or other Person that would be an investment company (within the meaning of the Investment Company Act) but for the exemptions contained in Section 3(c)(1),


                                 Exhibit 2.6-18

Section 3(c)(7), the final clause of Section 3(c)(3) or the third or fourth clauses of Section 3(c)(1) of the Investment Company Act, or (C) any issuer or other Person that is or is required to be registered under the laws of the appropriate securities regulatory authority in the jurisdiction in which the issuer is domiciled (other than the United States or the states thereof), which is or holds itself out as engaged primarily in the business of investing, reinvesting or trading in securities.

               (7) The Company does not provide investment management, advisory or subadvisory services as a registered investment advisor to (A) an employee benefit plan, as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA; (B) a Person acting on behalf of such a plan; or (C) any entity whose underlying assets are deemed, under 29 C.F.R. Section 2510.3-101, to include the assets of such a plan by reason of such a plan's investment in such entity (each, an "Company ERISA Client").

          (l) Compliance with Laws. The Company, and, to the best of the Company's knowledge, each of its officers and employees:

               (1) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to the conduct of its business or to the employees conducting such business, and the rules of all Self-Regulatory Organizations applicable thereto;

               (2) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities and Self-Regulatory Organizations that are required in order to permit them to own or lease their properties and to conduct their business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and are current and, to the best of the Company's knowledge, no suspension or cancellation of any of them is threatened or is reasonably likely and all such filings, applications and registrations are current;

               (3) except as Previously Disclosed or affirmatively made available, has received, since January 1, 1998, no written notification or communication (or, to the best knowledge of the Company, any other communication) from any Governmental Authority or Self-Regulatory Organization
(A) asserting noncompliance with any of the statutes, regulations, rules or ordinances that such Governmental Authority or Self-Regulatory Organization enforces, (B) threatening any Material penalty or to revoke any license, franchise, seat on any exchange, permit, or governmental authorization, (C) requiring any of them (including any of the Company's directors or controlling persons) to enter into a cease and desist order, agreement, or memorandum of understanding (or requiring the board of directors thereof to adopt any resolution or policy), or (D) restricting or disqualifying their activities (except for restrictions imposed by rule, regulation or administrative policy on brokers or dealers generally);

               (4) except as Previously Disclosed, is not aware of any pending or threatened investigation, review or disciplinary proceedings by any Governmental Authority or Self-Regulatory Organization against the Company, or any officer, director or employee thereof,



                                 Exhibit 2.6-19

               (5) The Company has made available to Acquiror true and correct copies of (A) each Form G-37/G-38 filed with the MSRB since January 1, 1998, and
(B) all records required to be kept by the Company under Rule G-8(a)(xvi) of the MSRB. Since January 1, 1998, other than as disclosed in such Forms G-37/G-38 made available to Acquiror, there have been no contributions or payments, and there is no other information, that would be required to be disclosed by the Company;

               (6) is not subject to any cease-and-desist or other order issued by, or a party to any written agreement, consent agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or subject to any order or directive by, a recipient of any supervisory letter from or has adopted any board resolutions at the request of, any Governmental Authority or Self-Regulatory Organization, or been advised since January 1, 1998, by any Governmental Authority or Self-Regulatory Organization that it is considering issuing or requesting any such agreement or other action or has knowledge of any pending or threatened regulatory investigation; and

               (7) since January 1, 1998, has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed under any applicable law, regulation or rule, with (A) any applicable Governmental Authority, and (B) any Self-Regulatory Organization (collectively, the "Company Reports"). As of their respective dates, the Company Reports complied with the applicable statutes, rules, and regulations and orders enforced or promulgated by the regulatory authority with which they were filed.

          (m) Properties; Securities.

               (1) Except as Previously Disclosed and as may be reflected in the Financial Statements dated before the date hereof, the Company has good and marketable title, free and clear of all Liens (other than Liens for current taxes not yet delinquent) to all of the Material properties and assets, tangible or intangible, reflected in such financial statements as being owned by the Company as of the dates thereof. To the best of the Company's knowledge, all buildings and all the Material fixtures, equipment, and other property and assets held under leases or subleases by any of the Company are held under valid leases or subleases, enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and to general equity principles). The Company has Previously Disclosed a list of any and all real estate owned or leased by it as of the date hereof. Except as Previously Disclosed, the Company has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of the Company. Such securities are valued on the books of the Company in accordance with generally accepted accounting principles consistently applied.


               (2) Except as Previously Disclosed, the Company does not hold any equity securities for its own account involving, in the aggregate, ownership or control of five percent (5%) or more of any class of an issuer's voting securities or twenty-five percent (25%) or


                                 Exhibit 2.6-20
more of the issuer's equity (treating subordinated debt as equity). Except as Previously Disclosed, there are no partnerships, limited liability companies, joint ventures or similar entities, in which the Company is a general partner, manager, managing member or holds some other similar position or owns or controls any interest, directly or indirectly, of five percent (5%) or more and the nature and amount of each such interest.

          (n) Taxes.

               (1) The Company has made a valid S corporation election for federal income tax election for federal income tax purposes and such election is valid and in effect;

               (2) The Company has filed, completely and correctly in all material respects, all Tax Returns which are required by applicable law to be filed by the Company;

               (3) All Taxes shown to be due on such Tax Returns have been paid in full;

               (4) All Taxes due with respect to completed examinations have been paid in full;

               (5) No currently effective waivers of statutes of limitations (excluding such statues that relate to years currently under examination by the IRS) have been given by or requested with respect to any Taxes of the Company;

               (6) The Company has duly paid or made provision for the payment of all Taxes that have been incurred or are due or claimed to be due from it by federal, state, foreign or local taxing authorities other than Taxes that are not yet delinquent or are being contested in good faith and have not been finally determined;

               (7) The federal and state income Tax Returns of the Company have been examined by the IRS or the relevant state taxing authorities, as the case may be, through December 31, 1999. The federal income tax, returns of the Company for the fiscal year ended December 31, 1996 and for all fiscal years prior thereto are, for purposes of routine audit by the IRS, closed because of the statute of limitations, and, to the knowledge of the Company after due investigation, no claims for additional taxes for such fiscal years are pending. Except as Previously Disclosed, there are no audits by, or disputes pending between the Company and any taxing authority of which the Company has received written notice, or claims asserted in writing by any taxing authority for, Taxes or assessments upon the Company. In addition, (A) proper and accurate amounts have been withheld by the Company from their employees for all prior periods in compliance with the Tax withholding provisions of applicable federal, state and local laws, (B) federal, state and local Tax Returns that are complete and accurate have been filed by the Company for all periods for which Tax Returns were due with respect to income Tax withholding, Social Security and unemployment Taxes, (C) the amounts shown on such federal, state or local Tax Returns to be due and payable have been paid in full, and (D) there are no Tax liens upon any property or assets of the Company, except liens for current Taxes not yet due;

               (8) The Company has not been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting



                                 Exhibit 2.6-21
method initiated by the Company, and the IRS has not initiated or proposed any such adjustment or change in accounting method; and

               (9) The Company is not a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement.

          (o) Litigation. The Company has furnished Acquiror with copies of (1) all attorney responses to the request of the independent auditors for the Company with respect to loss contingencies as of the end of its fiscal year most recently completed as of the date hereof and (2) a written list of all Material legal litigation, proceedings, investigations or controversy ("Litigation") before any court, arbitrator, mediator, Governmental Authority or Self-Regulatory Organization to which the Company has been a party since the end of such fiscal year ("Litigation List"). Except as disclosed in the Litigation List, no Litigation before any court, arbitrator, mediator, Governmental Authority or Self-Regulatory Organization that has been or would reasonably be expected to be Material to the Company taken as a whole is pending against the Company, and, to the knowledge of the Company, no such Litigation has been threatened.

          (p) Employees; Labor Matters.

               (1) The Company is in compliance with all currently applicable material laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including the Immigration Reform and Control Act, the Worker Adjustment and Retraining Notification Act, any such laws respecting employment discrimination, harassment, disability rights or benefits, equal opportunity, plant closure issues, affirmative action, workers' compensation, employee benefits, severance payments, labor relations, employee leave issues, wage and hour standards, occupational safety and health requirements and unemployment insurance and related matters. The Company is not engaged in any unfair labor practice and there is no unfair labor practice complaint pending or threatened against the Company before the National Labor Relations Board. There are no charges or complaints against the Company pending or, to the knowledge of the Company, threatened in writing, alleging sexual or other harassment, or other discrimination, by the Company or by any of its employees, agents or representatives.

               (2) The Company is not a party to, or is bound by, any collective bargaining agreement, Contract or other agreement or understanding with any labor union or organization, nor has it agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified, or, to the knowledge of the Company, is seeking certification, as representing any of the employees of any of the Company.

         (q) Employee Benefit Plans.

               (1) The Company has Previously Disclosed a complete list of each employee or director benefit plan, arrangement or agreement, whether or not written, including, without limitation, any employee welfare benefit plan within the meaning of Section 3(l) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe

                                 Exhibit 2.6-22
benefit plan, program or agreement that is sponsored, maintained or contributed to by the Company for the benefit of current or former employees or directors or their beneficiaries (the "Company Benefit Plans").

               (2) The Company has heretofore made available to Acquiror (A) true and complete copies of each of the Company Benefit Plans (or written explanations of any unwritten Company Benefit Plans) as in effect on the date hereof, (B) the three most recent Annual Reports (Form 5500 Series) and accompanying schedules, if any; and (C) the most recent determination letter from the IRS (if applicable) for such Company Benefit Plan.

               (3) With respect to each Company Benefit Plan, the Company has complied, and is now in compliance, in all material respects with all provisions of ERISA, the Code and all laws and regulations applicable to such Company Benefit Plans and each Company Benefit Plan has been administered in all material respects in accordance with its terms. The Internal Revenue Service has issued a favorable determination letter with respect to each Company Benefit Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code and the related trust that has not been revoked, and, to the knowledge of the Company, no circumstances exist and no events have occurred that could reasonably be expected to adversely affect the qualified status of any such plan or the related trust (except for changes in applicable law for which the remedial amendment period has not yet expired). No Company Benefit Plan is intended to meet the requirements of Code Section 501(c)(9).

               (4) All contributions required to be made to any Company Benefit Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the Financial Statements. Each Company Benefit Plan, if any, that is an employee welfare benefit plan under Section 3(l) of ERISA is either (A) funded through an insurance company contract and is not a "welfare benefit fund" with the meaning of Section 419 of the Code, or (B) unfunded.

               (5) There is no pending or, to the knowledge of the Company, threatened litigation relating to the Company Benefit Plans. The Company has not engaged in a transaction with respect to any Company Benefit Plan that would subject the Company to a Material tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

               (6) No Company Benefit Plan is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code, and the Company has not contributed or been obligated to contribute to a "multiemployer plan" (as defined in Section 3(37) of ERISA) or a plan that has two or more contributing, but unrelated, sponsors and that is subject to Title IV of ERISA at any time on or after December 31, 1994. No liability under Subtitle C or D of Title IV of ERISA has been or is reasonably expected to be incurred by the Company with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of
Section 4001 of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (a "Company ERISA Affiliate"). No notice of a "reportable event," within the meaning of Section 4043 of ERISA, for which the 30-day reporting requirement has

                                 Exhibit 2.6-23
not been waived has been required to be filed for any Company Benefit Plan or, to the knowledge of the Company, by any Company ERISA Affiliate. Neither the Company nor its Company ERISA Affiliates has provided, or is required to provide, security to any Company Benefit Plan or any single-employer plan of a Company ERISA Affiliate.

               (7) The Company has no obligation for retiree health, life or other welfare benefits, except for benefits and coverage required by applicable law, including, without limitation, Section 4980B of the Code and Part 6 of Title I of ERISA. There are no restrictions on the rights of the Company to amend or terminate any such plan (other than reasonable and customary advance notice requirements) without incurring any Material liability thereunder.

               (8) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either standing alone or in conjunction with any other event) will (A) result in any payment (including severance, unemployment compensation, "excess parachute" (within the meaning of 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any director or any employee of the Company under any Company Benefit Plan, (B) increase any benefits otherwise payable under any Company Benefit Plan, (C) result in any acceleration of the time of payment or vesting of any such benefit or (D) affect in any way the ability to amend, terminate, merge or administer any Company Benefit Plan.

          (r) Environmental Matters. The Company has Materially complied at all times with applicable Environmental Laws; no property (including buildings and any other structures) currently or formerly owned or operated (or which the Company would be deemed to have owned or operated under any Environmental Law) by the Company or in which the Company (whether as fiduciary or otherwise) has a Lien, has been contaminated with, or has had any release of, any Hazardous Substance in such form or substance so as to create any liability for the Company; the Company is not subject to liability for any Hazardous Substance disposal or contamination on any other third-party property; within the last six years, the Company has not received any notice, demand letter, claim or request for information alleging any violation of, or liability of the Company under, any Environmental Law; the Company is not subject to any order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law; the Company is not aware of any reasonably likely liability relating to environmental circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products or polychlorinated biphenyls) involving the Company, any currently or formerly owned or operated property (whether as fiduciary or otherwise), or any reasonably likely liability related to any Lien held by the Company; and the Company has made available to Acquiror copies of all environmental reports, studies, sampling data, correspondence, filings and other environmental information in its possession or reasonably available to it relating to the Company or any currently or formerly owned or operated property or any property in which the Company (whether as fiduciary or otherwise) has held a Lien.

          (s) Internal Controls. The Company has devised and maintained a system of internal accounting controls sufficient to provide reasonable assurances that
(1) transactions are executed in accordance with management's general or specific authorizations, (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principals and to maintain accountability for assets, (3) access to assets is

                                 Exhibit 2.6-24
permitted only in accordance with management's general or specific authorization, and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.


          (t) Derivatives; Etc. All exchange-traded, over-the-counter or other swaps, caps, floors, collars, option agreements, futures and forward contracts and other similar arrangements or Contracts, whether entered into for the Company's own account, or for the account of one or more of its customers, were entered into (1) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and (2) with counter parties reasonably believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and are in full force and effect. The Company, nor, to the best of the Company's knowledge, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement. The Financial Statements disclose the value of such agreements and arrangements on a mark-to-market basis in accordance with generally accepted accounting principles and, since March 31, 2000, there has not been a material change in such value.

          (u) Names and Trademarks. The Company has the common law right to use the names and other intellectual property currently used by it in the conduct of its businesses; each of such names and other intellectual property has been Previously Disclosed; and, in the case of such names, in each state of the United States, such right of use is free and clear of any Liens, except as disclosed in the Financial Statements, and no other person has the right to use such names in any such state.

          (v) Insurance. The Company has Previously Disclosed all of the insurance policies, binders, or bonds maintained by the Company ("Company Insurance Policies"). The Company is insured with reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent in accordance with industry practices. All of the Insurance Policies are in full force and effect; the Company is not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

          (w) No Brokers. No action has been taken by the Company that would give rise to any claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement.

          4.4. Representations and Warranties of Acquiror and MergerCo. Except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, each of Acquiror and MergerCo, as the case maybe, hereby represents and warrants to the Company as follows:

          (a) Organization, Standing and Authority. Each of Acquiror and MergerCo is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and is duly qualified to do business and is in good standing in all jurisdictions where

                                 Exhibit 2.6-25
its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

          (b) Corporate Power. Acquiror and each of its Subsidiaries have the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets.

          (c) Corporate Authority. Each of Acquiror and MergerCo has the requisite corporate power and authority, and subject to approval of the issuance of the Additional Shares by the shareholders of Acquiror, has taken all corporate action necessary, in order to authorize the execution, delivery of and performance of its obligations under, this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement is a valid and legally binding agreement of each of Acquiror and MergerCo, enforceable in accordance with its terms.

          (d)  Regulatory Approvals; No Defaults.

               (1) No consents or approvals of, or filings or registrations with, any Governmental Authority, Self-Regulatory Organization or with any third party are required to be made or obtained by Acquiror or any of its Subsidiaries in connection with the execution, delivery or performance by Acquiror and MergerCo of this Agreement, or to consummate the Merger, except for (A) those required under the HSR Act; (B) filings of applications or notices with the CSE, the NASD and other Previously Disclosed securities licensing or supervising authorities; (C) approval of the CSE and consents of national securities exchanges for the transfer of ownership of seats or membership; and (D) the filing of Articles of Merger with the Secretary of State of the State of Minnesota pursuant to the MBCA. As of the date hereof, Acquiror is not aware of any reason why the approvals of all Governmental Authorities or Self-Regulatory Organizations necessary to permit consummation of the transactions contemplated hereby will not be received.

               (2) Subject only to receipt of the regulatory approvals referred to in Section 4.4(d)(1), the expiration of applicable waiting periods and the making of all required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination (with or without the giving of notice, passage of time or both) under, any law, rule or regulation or any judgment, decree, order, governmental or nongovernmental permit or license, or Contract of Acquiror or of any of its Subsidiaries or to which Acquiror or any of its Subsidiaries or its or their properties is subject or bound, (B) constitute a breach or violation of, or a default under, the articles of incorporation or bylaws (or similar governing documents) of Acquiror or any of its Subsidiaries, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or Contract.

          (e) Acquiror Stock. The authorized capital stock of Acquiror consists of 100,000,000 shares of capital stock, par value $.04 per share, of which 50,000,000 shares are designated as common stock (the "Acquiror Common Stock"), and 50,000,000 shares are

                                 Exhibit 2.6-26
undesignated (the "Acquiror Undesignated Stock"). As of March 31, 2000, (a) 21,575,273 shares of Acquiror Common Stock were issued and outstanding, (b) no shares of Acquiror Undesignated Stock were issued and outstanding, (c) 1,525,000 shares of Acquiror Common Stock were reserved for issuance under Acquiror's Stock Option Plans, and (d) 314,258 shares of Acquiror Common Stock were reserved for issuance under Acquiror Warrants. The outstanding shares of Acquiror Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any subscriptive or preemptive rights). As of the date hereof, other than as set forth in Acquiror's Disclosure Schedule and Acquiror Stock Options, the Shares to be issued pursuant to the Agreement and Plan of Merger between and among Kinnard Investments, Inc., Acquiror and SW Acquisition, Inc. (the "Kinnard Agreement") and Acquiror Warrants and the convertible notes ("Convertible Notes") which are proposed to be issued, offered and sold pursuant to SEC registration 333-35544 filed April 25, 2000, there are no shares of Acquiror Common Stock authorized and reserved for issuance, Acquiror does not have any Rights issued or outstanding with respect to Acquiror Stock, and Acquiror does not have any commitment or plans to authorize, issue or sell any Acquiror Stock or Rights, except pursuant to this Agreement.

          (f) Subsidiaries. Each of Acquiror's Subsidiaries has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. Acquiror has continuously owned all of the outstanding capital stock of MergerCo since the initial issuance by MergerCo of its capital stock.

          (g) SEC Documents; Financial Statements.

               (1) Since July 7, 1999, Acquiror and each Acquiror Subsidiary has filed all reports, registrations, and statements it was required to file with the SEC under the Securities Act, or under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including, but not limited to Acquiror's Annual Reports on Form 10-K for the fiscal year ended December 31, 1999, Forms 10-Q, registration statements, definitive proxy statements, and information statements, and Acquiror has Previously Disclosed to the Company a draft of its Annual Report on Form 10-K for the fiscal year ended March 31, 2000 (collectively, "Acquiror SEC Documents"). As of their respective dates (and without giving effect to any amendments or modification filed after the date of this Agreement) each of Acquiror SEC Documents, including the financial statements, exhibits, and schedules thereto, filed or circulated prior to the date hereof complied (and each of Acquiror SEC Documents filed after the date of this Agreement will comply) as to form with applicable Securities Laws and did not (or, in the case of reports, statements, or circular filed after the date of this Agreement, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (2) Each of the balance sheets included in or incorporated by reference into Acquiror SEC Documents, including the related notes and schedules, fairly presented (or, in the case of Acquiror SEC Documents filed after the date of this Agreement, will fairly present) the consolidated financial condition of Acquiror and its Subsidiaries as of the date of such

                                 Exhibit 2.6-27
balance sheet and each of the statements of income, cash flows and changes in shareholders' equity and comprehensive income included in or incorporated by reference into Acquiror SEC Documents, including any related notes and schedules (collectively the foregoing financial statements and related notes and schedules are referred to as the "Acquiror Financial Statements"), fairly presented (or, in the case of Acquiror SEC Documents filed after the date of this Agreement, will fairly present) the consolidated results of operations, cash flows and shareholders' equity, as the case may be, of Acquiror and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved (except as may be noted therein and except that such unaudited statements include no notes).

          (h) Liabilities. Except as disclosed in Acquiror Financial Statements or Acquiror SEC Documents filed prior to the date of this Agreement, none of Acquiror or any of its Subsidiaries has any liability or obligation (contingent or otherwise) that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Acquiror.

          (i) Absence of Certain Changes. Since March 31, 2000, the business of Acquiror and its Subsidiaries has been conducted in the ordinary and usual course, consistent with past practice, and except for the Kinnard Agreement and the filing of the registration statement for the issuance and sale of the Convertible Notes, and except as Previously Disclosed, there has not been:

               (1) any event, occurrence, development or state of circumstances or facts that has had or is reasonably likely to have a Material Adverse Effect on Acquiror.

               (2) any amendment of any term of any outstanding security of Acquiror or any of its Subsidiaries or to Acquiror or any of its Subsidiaries' articles of incorporation or bylaws (or similar governing documents);

               (3) any (A) incurrence, assumption or guarantee by Acquiror or any of its Subsidiaries of any indebtedness for borrowed money, or (B) assumption, guarantee, endorsement or otherwise by Acquiror of any obligations of any other person, in each case, other than in the ordinary and usual course of business, consistent with past practice, and in amounts and on terms consistent with past practices;

               (4) any creation or assumption by Acquiror or any of its Subsidiaries of any Lien on any material asset other than in the ordinary and usual course of business consistent with past practices;

               (5) prior to or on the date hereof, any making of any loan in excess of $100,000, or aggregate loans in excess of $250,000, advance or capital contributions to or investment in any person, in each case, other than in the ordinary and usual course of business consistent with past practice;

               (6) any change in any accounting policies or practices by Acquiror or any of its Subsidiaries; or

                                 Exhibit 2.6-28

               (7) any (A) employment, deferred compensation, severance, retirement or other similar agreement entered into with any director, officer, consultant, partner or employee of Acquiror or any of its Subsidiaries (or any amendment to any such existing agreement), (B) grant of any severance or termination pay to any director, officer, consultant, partner or employee of Acquiror or any of its Subsidiaries, or (C) change in compensation or other benefits payable to any director, officer, consultant, partner or employee of Acquiror or any of its Subsidiaries, except, in each case, in the ordinary course of business or as required by Contract or applicable law with respect to employees of Acquiror or any of its Subsidiaries.

          (j) Contracts.

              (1) Acquiror has Previously Disclosed each of the following executory Contracts to which either Acquiror or any of its Subsidiaries is a party, or by which any of them is bound or to which any of their properties is subject:

                    (A) any lease of real property;

                    (B) any partnership, joint venture or other similar agreement or arrangement, or any options or rights to acquire from any person any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities or such person, in each case, entered into other than in the ordinary course of business;

                    (C) any agreement relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);

                    (D) any indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment, outstanding as of the date hereof, for the borrowing of money by Acquiror or one of its Subsidiaries or the deferred purchase price of property in excess of $100,000 (in either case, whether incurred, assumed, guaranteed or secured by any asset);

                    (E) any agreement in force as of the date hereof that creates future payment obligations in excess of $100,000 in the aggregate and which by its terms does not terminate or is not terminable without penalty upon notice of 90 days or less;

                    (F) any license, franchise or similar agreement material to Acquiror or any of its Subsidiaries or any agreement relating to any trade name or intellectual property right that is material to Acquiror or any of its Subsidiaries;

                    (G) any exclusive dealing agreement or any agreement that limits the freedom of Acquiror or any of its Subsidiaries to compete in any line of business or with any person or in any area or that would so limit their freedom after the Effective Date;

                    (H) any compensation, employment, severance, supplemental retirement or other similar agreement or arrangement with any employee or former employee of, or independent contractor with respect to, Acquiror or any of its Subsidiaries, or any other agreement with any current or former Affiliate of Acquiror; and

                                 Exhibit 2.6-29

                    (I) any other Contract that is a "material contract" as defined in Item 601(b)(10) of SEC Regulation S-K and that has not been filed prior to the date hereof as an exhibit to Acquiror's SEC Documents.

               (2) Each Contract that has been, or is required to be, Previously Disclosed pursuant to this Section is a valid and binding agreement of Acquiror or one or more of its Subsidiaries, as the case may be, and is in full force and effect, and Acquiror or its Subsidiaries parties thereto are not in default or breach in any material respect under the terms of any such Contract.

          (k) Litigation. Except as disclosed in Acquiror's SEC Documents filed before the date of this Agreement, no Litigation before any court, arbitrator, mediator, Governmental Authority or Self-Regulatory Organization that has been or would reasonably be expected to be Material to Acquiror and its Subsidiaries taken as a whole is pending against Acquiror or any of its Subsidiaries, and, to the best of Acquiror's knowledge, no such Litigation has been threatened.

          (l) Compliance with Laws. Acquiror and each of its Significant
Subsidiaries: is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to the conduct of its businesses or to the employees conducting such businesses in all material respects, and the rules of all Self-Regulatory Organizations applicable thereto and has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities and Self-Regulatory Organizations that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted (all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and are current and, to the best of Acquiror's knowledge, no suspension or cancellation of any of them is threatened or is reasonably likely and all such filings, applications and registrations are current).

          (m) Registration Matters.

               (1) Each of Acquiror's Subsidiaries required to be registered as a broker-dealer or investment advisor with the SEC, the securities commission or similar authority of any state or any Self-Regulatory Organization (collectively, "Broker-Dealer Subsidiaries") are duly registered and such registrations are in full force and effect. Each Broker-Dealer Subsidiary is, and at the Effective Time will be, a member in good standing with all required Self-Regulatory Organizations and in compliance with all applicable rules and regulations of the Self-Regulatory Organizations.

               (2) Acquiror has delivered or made available to the Company, true, correct and complete copies of (A) each Broker-Dealer Subsidiary's Uniform Application for Broker-Dealer Registration on Form BD (each, "Acquiror Form BD") and (B) each Uniform Application for Investment Adviser Registration filed by Acquiror or any Subsidiary (each, a "Acquiror Form ADV", and together with Form BD, "Acquiror Forms"), all of Acquiror Forms reflecting all amendments thereto filed with the NASD or the SEC, as the case may be, on or prior to the date hereof. Acquiror Forms are in compliance with the applicable requirements of the Exchange Act or the Investment Advisers Act, as the case may be and do not contain any

                                 Exhibit 2.6-30
untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Acquiror has provided or made available true and complete copies of all audit reports since December 31, 1996 by the SEC or the NASD regarding Acquiror or its Subsidiaries. Each director, officer, agent and employee of each Broker-Dealer Subsidiary who is required to be registered as a representative, principal or agent with the securities commission of any state or with any Self Regulating Organization is duly registered as such and such registration is in full force and effect. Each registered representative and principal of each Broker-Dealer Subsidiary has at least the minimum series license for the activities that such registered representative or principal performs for such Broker-Dealer Subsidiary.

               (3) The net capital, as such term is defined in Rule 15c3-1 under the Exchange Act, of each Broker-Dealer Subsidiary satisfies the minimum net capital requirements of the Exchange Act and of the laws of any jurisdiction in which the Broker-Dealer Subsidiary conducts business, and has been sufficient to permit each Broker-Dealer Subsidiary to operate without restriction on its ability to expand its business under NASD Conduct Rule 3130.

               (4) None of the Broker-Dealer Subsidiaries nor any "associated person" thereof (a) is subject to a "statutory disqualification" as such terms are defined in the Exchange Act, (b) is ineligible to serve as a broker-dealer or as an associated person to a registered broker-dealer or (c) is subject to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of, or suspension or revocation of the registration of any Broker-Dealer Subsidiary as broker-dealer, municipal securities dealer, government securities broker or government securities dealer under Section 15, Section 15B or Section 15C of the Exchange Act and there is no reasonable basis for, or proceeding or investigation, whether formal or informal, or whether preliminary or otherwise, that is reasonably likely to result in, any such censure, limitations, suspension or revocation.

               (5) Neither Acquiror, its Subsidiaries nor any "associated person" (as defined in the Investment Advisers Act) thereof, as applicable, is ineligible pursuant to Section 203 of the Investment Advisers Act to serve as an investment adviser or as an associated person to a registered investment adviser. Neither Acquiror nor its Subsidiaries provides investment advisory, subadvisory or management services to or through (i) any issuer or other Person that is an investment company (within the meaning of the Investment Company
Act), (ii) any issuer or other Person that would be an investment company (within the meaning of the Investment Company Act) but for the exemptions contained in Section 3(c)(1), Section 3(c)(7), the final clause of Section 3(c)(3) or the third or fourth clauses of Section 3(c)(11) of the Investment Company Act, or (iii) any issuer or other Person that is or is required to be registered under the laws of the appropriate securities regulatory authority in the jurisdiction in which the issuer is domiciled (other than the United States or the states thereof), which is or holds itself out as engaged primarily in the business of investing, reinvesting or trading in securities.

               (6) Except as Previously Disclosed, neither Acquiror nor its Subsidiaries is or is required to be registered as an investment company, investment adviser, commodity trading advisor, commodity pool operator, futures commission merchant, introducing broker, insurance agent, or transfer agent under any United States federal, state, local or foreign statutes, laws, rules or regulations. No Broker-Dealer Subsidiary acts as the "sponsor" of a

                                 Exhibit 2.6-31

"broker-dealer trading program", as such terms are defined in Rule 17a-23 under the Exchange Act.

               (7) Acquiror does not provide investment management, advisory or subadvisory services as a registered investment advisor to (A) an employee benefit plan, as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA; (B) a Person acting on behalf of such a plan; or (C) any entity whose underlying assets are deemed, under 29 C.F.R. Section 2510.3-101, to include the assets of such a plan by reason of such a plan's investment in such entity (each, an "Acquiror ERISA Client").

          (n) Employees; Labor Matters.

               (1) Each of Acquiror and its Subsidiaries is in compliance with all currently applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including the Immigration Reform and Control Act, the Worker Adjustment and Retraining Notification Act, any such laws respecting employment discrimination, harassment, disability rights or benefits, equal opportunity, plant closure issues, affirmative action, workers' compensation, employee benefits, severance payments, labor relations, employee leave issues, wage and hour standards, occupational safety and health requirements and unemployment insurance and related matters. None of Acquiror or any of its Subsidiaries is engaged in any unfair labor practice and there is no unfair labor practice complaint pending or threatened against Acquiror or any of its Subsidiaries before the National Labor Relations Board. There are no charges or complaints against Acquiror or any of its Subsidiaries pending of threatened in writing alleging sexual or other harassment, or other discrimination, by the Company, any of its Subsidiaries or by any of their employees, agents or representatives.

               (2) Neither Acquiror nor any of its Subsidiaries is a party to, or is bound by, any collective bargaining agreement, Contract or other agreement or understanding with any labor union or organization, nor has it agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified, or is seeking certification, as representing any of the employees of Acquiror or its Subsidiaries.

          (o) Employee Benefit Plans.

               (1) Acquiror has Previously Disclosed a complete list of each employee or director benefit plan, arrangement or agreement, whether or not written, including without limitation any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or agreement that is sponsored, maintained or contributed to by Acquiror or any of its Subsidiaries for the benefit of current or former employees or directors or their beneficiaries (the "Acquiror Benefit Plans").

               (2) Acquiror has heretofore made available to the Company (A) true and complete copies of each of the Acquiror Benefit Plans (or written explanations of any

                                 Exhibit 2.6-32
unwritten Acquiror Benefit Plans) as in effect on the date hereof; (B) the three most recent Annual Reports (Form 5500 Series) and accompanying schedules, if any; and (C) the most recent determination letter from the IRS (if applicable) for such Acquiror Benefit Plan.

               (3) With respect to each Acquiror Benefit Plan, Acquiror and its Subsidiaries have complied, and are now in compliance, in all material respects with all provisions of ERISA, the Code and all laws and regulations applicable to such Acquiror Benefit Plans and each Acquiror Benefit Plan has been administered in all material respects in accordance with its terms. The Internal Revenue Service has issued a favorable determination letter with respect to each Acquiror Benefit Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code and the related trust that has not been revoked, and, to the knowledge of Acquiror, no circumstances exist and no events have occurred that could reasonably be expected to adversely affect the qualified status of any such plan or the related trust (except for changes in applicable law for which the remedial amendment period has not yet expired). No Acquiror Benefit Plan is intended to meet the requirements of Code Section 501(c)(9).

               (4) All contributions required to be made to any Acquiror Benefit Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the Financial Statements. Each Acquiror Benefit Plan, if any, that is an employee welfare benefit plan under Section 3(1) of ERISA is either (A) funded through an insurance company contract and is not a "welfare benefit fund" with the meaning of Section 419 of the Code or (B) unfunded.

               (5) There is no pending or, to the knowledge of Acquiror, threatened litigation relating to the Acquiror Benefit Plans. Neither Acquiror nor any of its Subsidiaries has engaged in a transaction with respect to any Acquiror Benefit Plan that would subject Acquiror or any of its Subsidiaries to a Material tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

               (6) No Acquiror Benefit Plan is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code, and neither Acquiror nor any of its Subsidiaries has contributed or been obligated to contribute to a "multiemployer plan" (as defined in Section 3(37) of ERISA) or a plan that has two or more contributing, but unrelated, sponsors and that is subject to Title IV of ERISA at any time on or after December 31, 1994. No liability under Subtitle C or D of Title IV of ERISA has been or is reasonably expected to be incurred by Acquiror or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001 of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with Acquiror under Section 4001 of ERISA or Section 414 of the Code (an "Acquiror ERISA Affiliate"). No notice of a "reportable event," within the meaning of
Section 4043 of ERISA, for which the 30-day reporting requirement has not been waived has been required to be filed for any Acquiror Benefit Plan or, to the knowledge of Acquiror, by any ERISA Affiliate. Neither Acquiror nor any of its Subsidiaries or Acquiror ERISA Affiliates has provided, or is required to

                                 Exhibit 2.6-33
provide, security to any Acquiror Benefit Plan or any single-employer plan of an Acquiror ERISA Affiliate.

          (p) Environmental Matters. Acquiror and its Subsidiaries have complied at all times with applicable Environmental Laws; no property (including buildings and any other structures) currently or formerly owned or operated (or which Acquiror or any of its Subsidiaries would be deemed to have owned or operated under any Environmental Law) by Acquiror or any of its Subsidiaries or in which Acquiror or any of its Subsidiaries (whether as fiduciary or otherwise) has a Lien, has been contaminated with, or has had any release of, any Hazardous Substance in such form or substance so as to create any liability for Acquiror or its Subsidiaries; Acquiror is not subject to liability for any Hazardous Substance disposal or contamination on any other third-party property; within the last six years, Acquiror and its Subsidiaries have not received any notice, demand letter, claim or request for information alleging any violation of, or liability of Acquiror under, any Environmental Law; Acquiror and its Subsidiaries are not subject to any order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law; Acquiror and its Subsidiaries are not aware of any reasonably likely liability relating to environmental circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products or polychlorinated biphenyls) involving Acquiror or one of its Subsidiaries, any currently or formerly owned or operated property (whether as fiduciary or otherwise), or any reasonably likely liability related to any Lien held by Acquiror or one of its Subsidiaries; and Acquiror has made available to Acquiror copies of all environmental reports, studies, sampling data, correspondence, filings and other environmental information in its possession or reasonably available to it relating to Acquiror or one of its Subsidiaries or any currently or formerly owned or operated property or any property in which Acquiror or one of its Subsidiaries (whether as fiduciary or otherwise) has held a Lien.

          (q) Internal Controls. Acquiror and its Subsidiaries have devised and maintained a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management's general or specific authorizations, (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principals and to maintain accountability for assets, (3) access to assets is permitted only in accordance with management's general or specific authorization, and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (r) Derivatives; Etc. All exchange-traded, over-the-counter or other swaps, caps, floors, collars, option agreements, futures and forward contracts and other similar arrangements or Contracts, whether entered into for Acquiror's own account, or for the account of one or more of Acquiror's Subsidiaries or their customers, were entered into (1) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and (2) with counter parties reasonably believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of Acquiror or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and are in full force and effect. Neither Acquiror nor its Subsidiaries, nor, to the best

                                 Exhibit 2.6-34
of Acquiror's knowledge, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement. The Acquiror's SEC Documents disclose the value of such agreements and arrangements on a mark-to-market basis in accordance with generally accepted accounting principles and, since December 31, 1999, there has not been a material change in such value.

          (s) Names and Trademarks. Acquiror and its Subsidiaries have the right to use the names, service-marks, trademarks and other intellectual property currently used by them in the conduct of their businesses; each of such names, service-marks, trademarks and other intellectual property has been Previously Disclosed; and, in the case of such names, service-marks and trademarks, in each state of the United States, such right of use is free and clear of any Liens, and no other person has the right to use such names, service-marks or trade marks in any such state.

          (t) Insurance. Acquiror has Previously Disclosed all of the insurance policies, binders, or bonds maintained by the Company or its Subsidiaries ("Acquiror Insurance Policies"). The Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent in accordance with industry practices. All of the Acquiror Insurance Policies are in full force and effect; the Company and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

          (u) Brokers. No action has been taken by Acquiror that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement.

          (v) Activities of MergerCo. MergerCo does not have any Subsidiaries or material investments of any kind in any entity. MergerCo has been incorporated on behalf of Acquiror solely for purposes of accomplishing the Merger, has not engaged in any other business activity and has conducted its operations only as contemplated hereby.

          (w) Validity of Acquiror Common Stock. The shares of Acquiror Common Stock to be issued to the holders of Company Common Stock as part of the Merger Consideration will be, when issued, duly authorized, validly issued, fully paid and nonassessable.

          (x) Taxes.

              (1) Acquiror and its Subsidiaries have filed, completely and correctly in all material respects, all Tax Returns which are required by applicable law to be filed by Acquiror or its Subsidiaries;

              (2) All Taxes shown to be due on such Tax Returns have been paid in full;

              (3) All Taxes due with respect to completed examinations have been paid in full;

                                 Exhibit 2.6-35

               (4) No currently effective waivers of statutes of limitations (excluding such statutes that relate to years currently under examination by the IRS) have been given by or requested with respect to any Taxes of Acquiror or any of its Subsidiaries;

               (5) Each of Acquiror and its Subsidiaries has duly paid or made provision for the payment of all Taxes that have been incurred or are due or claimed to be due from it by federal state, foreign or local taxing authorities other than Taxes that are not yet delinquent or are being contested in good faith and have not been finally determined.

          (y) Tax Treatment. As of the date hereof, Acquiror has no reason to believe that the Merger will not qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

5.   COVENANTS

     5.1. Forbearances of the Company. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of Acquiror, the Company will not:

          (a) Ordinary Course. Conduct the business of the Company other than in the ordinary and usual course, or, to the extent consistent therewith, fail to use reasonable best efforts to preserve intact any of its business organizations and assets and maintain its rights, franchises and existing relations with clients, customers, correspondents, independent contractors, suppliers, employees and business associates; or engage in any new lines of business.

          (b) Capital Stock. Issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of Company Stock or any Rights, enter into any Contract with respect to the foregoing or permit any additional shares of Company Stock to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights.

          (c) Dividends, Etc. (1) Except as permitted by Section 4.3(h)(8), declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on, any shares of its capital stock (in each case, having record and payment dates consistent with past practice), or (2) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

          (d) Compensation; Employment Agreements; Etc. Enter into, amend, modify or renew any Contract regarding employment, consulting, severance or similar arrangements with any directors, officers, employees of, or independent contractors with respect to, the Company, or grant any salary, wage or other increase in compensation or increase in any employee benefit (including incentive or bonus payments), except (1) for changes that are required by applicable law, (2) to satisfy Previously Disclosed Contracts existing on the date hereof, or (3) for employment arrangements for, or grants of awards to, newly hired non-executive employees in the ordinary course of business consistent with past practice or (4) for normal individual increases in compensation to non-officer employees in the ordinary and usual course of business consistent with past practice.

                                 Exhibit 2.6-36

          (e) Benefit Plans. Enter into, establish, adopt, amend or modify any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare Contract, plan, program or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any directors, officers, employees of, or independent contractors with respect to, the Company, including taking any action that accelerates the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder, except, in each such case, as may be required by applicable law or expressly required by the terms of Contracts Previously Disclosed as such Contracts are in effect as of the date hereof. Notwithstanding the foregoing, the Company shall be entitled to continue to hire/fire employees and independent contractors in the ordinary course of its business.

          (f) Dispositions. Except for sales of securities or other investments or assets in the ordinary course of business consistent with past practice, sell, transfer, mortgage, lease, encumber or otherwise dispose of or discontinue any material portion of its assets, business or properties.

          (g) Acquisitions. Except for the purchase of securities or other investments or assets in the ordinary course of business consistent with past practice, acquire a material portion of the assets of any other person.

          (h) Governing Documents. Amend the Company Articles or the Company Bylaws.

          (i) Accounting Methods. Implement or adopt any change in accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

          (j) Contracts. Except in the ordinary course of business consistent with past practice, enter into, renew or terminate any material Contract or amend or modify in any material respect, or waive any material right under, any of its existing material Contracts.

          (k) Claims. Settle any claim, action or proceeding, except for any claim, action or proceeding involving solely money damages in an amount, individually and in the aggregate for all such settlements, not more than $50,000 and which could not reasonably be expected to establish an adverse precedent or basis for subsequent settlements.

          (l) Capital Expenditures. Authorize or make any capital expenditures, other than (1) annual budgeted amounts Previously Disclosed, or (2) in the ordinary and usual course of business consistent with past practice in amounts not exceeding $50,000 in the aggregate.

          (m) Risk Management. Except as required by applicable law or regulation, (1) implement or adopt any change in the risk management policies, procedures or practices of the Company, which, individually or in the aggregate with all such other changes, would be Material, or (2) materially restructure or change its investment securities portfolio, if any, or the manner in which such portfolio is classified or reported.

                                 Exhibit 2.6-37

          (n) Tax Matters. Make or change any tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any amended Tax Return, enter into any -closing agreement, settle any Tax claim or assessment, surrender or compromise any right to claim a Tax refund or consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment, other than any of the foregoing actions that are (i) not, alone or in the aggregate, Material and (ii) taken in the ordinary and usual course of business, consistent with past practice.

          (o) Indebtedness. (i) Other than in the ordinary course of business consistent with past practice, (A) incur any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance existing short-term indebtedness, and indebtedness of the Company to the Company, and indebtedness under existing lines of credit), (B) assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, (C) make any loan or advance, or (ii) other than with respect to customary concessions regarding margin indebtedness of brokerage clients in the ordinary course of business consistent with past practice, and with respect to the regularly scheduled forgiveness of loans made to employees prior to the date hereof in connection with the hiring of such employees when and as required by the express provisions of Previously Disclosed Contracts in full force and effect between such employees and the Company, forgive or extinguish any indebtedness to the Company for borrowed money or otherwise waive any rights under any instrument or arrangement pursuant to which such indebtedness was incurred.

          (p) Commitments. Agree or commit to do, or adopt any resolutions of its board of directors in support of, anything that would be precluded by clauses (a) through (o).

     5.2. Forbearances of Acquiror and MergerCo. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of the Company, each of Acquiror and MergerCo will not take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time,
(B) any of the conditions to the Merger set forth in Section 6 not being satisfied, or (C) a material breach of any provision of this Agreement.

     5.3. Operation of the Company. The Shareholder shall, from the Closing Date, until the Additional Shares, if any, have been finally determined, be the principal executive officer of the Company, and Acquiror shall cause him to be so elected. Subject to the ultimate control and responsibility of the Board of Directors of Acquiror and the Company during such period, Shareholder shall have the right to manage the business and affairs of the Company and shall direct the formulation and execution of both short- and long-term corporate plans, including, without limitation, the hiring, retention or termination of employees and independent sales representatives, the setting of compensation and fringe benefits of employees and independent sales representatives other than himself and John C. Feltl, the expansion of the business and the making of commitments for capital expenditures. Acquiror shall cooperate with the Shareholder in maintaining and increasing the profitability of the Company for such purposes. From and after the Closing Date and until final determination of the Additional Shares, Acquiror will operate the Company as a separate Subsidiary, but this Agreement shall not be construed as a commitment on the part of Acquiror to invest in or make available to the Company any particular

                                 Exhibit 2.6-38
amount of additional capital, or to incur any particular expense or obligation on behalf of the Company, whether or not Acquiror is to be reimbursed by the Company for any such expense or obligation, other than to the extent of an amount equal to the assets and funds available to the Company immediately prior to the Closing, as the same may be adjusted by the amount of any increase or decrease thereof by reason of the operations of the Company from and after the Closing.

     5.4. Separate Subsidiary. From the Closing Date until the Additional Shares, if any, have been finally determined, Acquiror will continue to operate the Company as a separate Subsidiary and will, unless finally determined to the contrary by a court of competent jurisdiction, allow the Company to continue to treat sales representatives as independent contractors.

     5.5. No Solicitation.

          (a) From the date of this Agreement until the Effective Time or the termination of this Agreement pursuant to its terms, the Shareholder and the Company agree that they will not, or any of its or their officers, directors, employees, representatives, agents, or affiliates, including, without limitation, any investment banker, attorney or accountant retained by the Company (collectively, "Representatives") to, directly or indirectly, (i) initiate, solicit, encourage or otherwise facilitate (including by way of furnishing information), any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to an Acquisition Proposal (as defined below), or (ii) enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain an Acquisition Proposal, or (iii) agree to, approve, recommend, or endorse any Acquisition Proposal, or authorize or permit any of its or their Representatives to take any such action and, except to the extent prohibited by contracts existing at the date of this Agreement, the Company shall promptly notify Acquiror of any such inquiries and proposals received by the Company or Representatives, relating to any of such matters.

          (b) For purposes of this Agreement, "Acquisition Proposal" means an inquiry, offer or proposal regarding any of the following (other than the transactions contemplated by this Agreement) including the Company: (i) any merger, reorganization, consolidation, share exchange, recapitalization, business combination, liquidation, dissolution, or other similar transaction involving, or, any sale, lease, exchange, mortgage, pledge, transfer or other disposition of, all or any significant portion of the assets or twenty percent (20%) or more of the equity securities of, the Company, in a single transactions or series of related transactions which would reasonably be expected to interfere with the completion of the Merger; or (ii) any tender offer or exchange offer for twenty percent (20%) or more of the outstanding shares of capital stock of the Company or the filing of a registration statement under the Securities Act in connection therewith,

     5.6. Shareholder Approval. The Shareholder will take all action necessary to approve this Agreement in accordance with the MBCA.

     5.7. Acquiror Shareholder Meeting. If required by Regulatory Authorities, Acquiror, acting through the Board, will as promptly as possible following the date of this Agreement call,

                                 Exhibit 2.6-39
give notice of, prepare and file with the SEC a proxy statement with respect thereto, and convene and hold a shareholders' meeting for the purpose of approving and authorizing the issuance of Acquiror Common Stock to be delivered upon consummation of the Merger and such other approvals and authorizations as are necessary to consummate the transactions contemplated herein.

      5.8. Access; Information.

           (a) The Company agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford Acquiror and its officers, employees, counsel, accountants and other authorized representatives, such reasonable access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel (upon the prior notification to and approval of Shareholder) and to such other information as Acquiror may reasonably request and, during such period, it shall furnish promptly to such other party (1) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities laws, and (2) all other information concerning the business, properties and personnel of it as the other may reasonably request.

          (b)  Acquiror agrees that any information obtained pursuant to this
Section 5.8 will be treated as confidential information and not disclosed to any person except Representatives on a need to know basis. All such information shall be returned to the disclosing party if this Agreement is terminated for any reason. Confidential information shall not include information available to the public or information received from a third party lawfully in possession of such information and under no obligation to retain such information in confidence. No investigation by Acquiror of the business and affairs of the Company shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement or the conditions to consummation contained in Section 6.

          (c) Acquiror agrees that the Company shall have reasonable rights of review and approval of any information about the Company included in documents filed with various regulatory authorities.

          5.9. Reasonable Best Efforts.

          (a) Subject to the terms and conditions of this Agreement, each of the Company and Acquiror agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as reasonably practicable and otherwise to enable consummation of the transactions contemplated hereby, and shall cooperate fully with the other party hereto to that end.

          (b) Without limiting the generality of Section 5.9(a), the Company agrees to use its reasonable best efforts to obtain the consent or approval of all persons party to a Contract with the Company, to the extent the failure to obtain such consent is reasonably likely to have a Material Adverse Effect on the Company giving effect to the Merger, or is required in order to consummate the Merger.

                                 Exhibit 2.6-40

      5.10. Regulatory Applications.

           (a) Acquiror and the Company and Acquiror's Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement as promptly as reasonably practicable. Each of Acquiror and the Company shall have the right to review in advance, and to the extent practicable each will consult with the other (subject in each case to applicable laws relating to the exchange of information) with respect to, all material written information submitted to any third party or Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of Acquiror and the Company agrees to act reasonably and as promptly as practicable. Each of Acquiror and the Company agrees that it will consult with the other party hereto or its legal advisors with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby.

           (b) Each of Acquiror and the Company agrees, upon request, to furnish the other party or its legal advisors with all information concerning itself, its Subsidiaries, in the case of Acquiror, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries, in the case of Acquiror, to any third party or Governmental Authority.

     5.11. Certain Employee Benefits. At the Effective Time, Acquiror will provide employees of the Company who as of the Effective Time become employed by Acquiror or any of its Subsidiaries, including the Surviving Corporation (the "Covered Employees") with the employee benefit plans, programs and arrangements maintained by or contributed to Acquiror or its Subsidiaries and in which Covered Employees are eligible to participate after the Effective Time, substantially as and on the terms set forth on Schedule 5.11 hereto. In lieu thereof, Acquiror may elect to continue in effect the Company Benefit Plans with respect to the Surviving Corporation. Except as set forth on Schedule 5.11, for purposes of all Acquiror Plans, Acquiror shall, or shall cause its Subsidiaries to, cause each such plan, program or arrangement to treat the prior service with the Company of each Covered Employee (to the same extent such service is recognized under any analogous plans, programs or arrangements of the Company immediately prior to the Effective Time to the extent such a plan, program or arrangement is in effect immediately prior to the Effective Time) as service rendered to Acquiror or its Subsidiaries, as the case may be, solely for purposes of eligibility to participate and for vesting thereunder (but not for purposes of benefit accruals). Acquiror and its Subsidiaries will cause any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under the Company Benefit Plans) and eligibility waiting periods, under any health plans maintained by Acquiror or its Subsidiaries in which Covered Employees are eligible to participate after the Effective Time, to be waived with respect to (a) Covered Employees who, immediately prior to the Effective Time, participated in a Company-sponsored health plan and (b) their eligible dependents. Acquiror and its Subsidiaries will recognize, for

                                 Exhibit 2.6-41
purposes of any annual deductible and out-of-pocket limits under its health plans, deductible and out-of-pocket expenses paid by Covered Employees and their dependents during the calendar year in which the Effective Time occurs under the health plans of the Company. Acquiror and its Subsidiaries shall honor, pursuant to the terms of the applicable benefit plans, and to the extent consistent with applicable law, all accrued employee benefit obligations to current and former employees of the Company under such plans. Nothing in this Section 5.11 shall prevent Acquiror from amending or terminating any benefit plans of Acquiror (or its Subsidiaries) or any other contracts, arrangements, commitments or understandings, in accordance with their terms and applicable law.

     5.12. Tax-Free Reorganization. Neither the Company, Acquiror nor MergerCo will, either before or after consummation of the Merger, take any action that would cause the Merger to fail to constitute a "reorganization" within the meaning of Section 368(a) of the Code.

     5.13. Board Composition. Until the earlier of (i) five (5) years from the Closing Date, or (ii) the date on which the Shareholder ceases to own ten percent (10%) of the outstanding shares of Acquiror's Common Stock, Acquiror agrees to take all steps necessary to appoint and have elected to its Board of Directors, Shareholder and John C. Feltl, or two (2) nominees of the Shareholder. Nothing in this Section 5.13 shall prohibit Shareholder or John C. Feltl from serving as directors beyond the expiration of the period described above.

     5.14. Deal Warrants. Acquiror and any of its Subsidiaries hereby agree that for a period of five (5) years from the Closing Date, Shareholder shall be entitled to receive the same percentage of warrants received by Acquiror in connection with corporate finance transactions as David B. Johnson.

     5.15. Notification of Certain Matters.

           (a) Each of the Shareholder, the Company and Acquiror shall give prompt notice to the other of any fact, event or circumstance known to it that is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in a material breach of any of its representations, warranties, covenants or agreements contained herein.

           (b) The Shareholder and the Company shall promptly notify Acquiror, and Acquiror shall promptly notify the Company, of any written notice (or any other communication of which the Company, on the one hand, or Acquiror, on the other hand, becomes aware) from any person alleging that the consent of such person is or may be required as a condition to the Merger or any notice or other communication from any Governmental Authority or Self-Regulatory Organization in connection with the transactions contemplated by this Agreement.

     5.16. Press Releases. Each of the Company, the Shareholder and Acquiror agrees that it will nor, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by applicable law or regulation or the rules of any applicable Self-Regulatory Organization.

                                 Exhibit 2.6-42

 6.  CONDITIONS TO CONSUMMATION OF THE MERGER

     6.1. Conditions to Obligations of Each Party. The respective obligation of each of the parties hereto to consummate the Merger shall be subject to the fulfillment or written waiver by Acquiror and the Company prior to the Effective Time of each of the following conditions:

          (a) No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued since the date of this Agreement by any U.S. federal or state court of competent jurisdiction and shall remain in effect; and no U.S. federal or state law, statute, rule, regulation or decree that makes consummation of the Merger illegal shall have been enacted or adopted since the date of this Agreement and shall remain in effect.

          (b) Listing. Acquiror Common Stock to be issued to holders of Company Common Stock as a result of the Merger shall have been approved for listing on the NASDAQ/NMS.

          (c) Governmental and Regulatory Consents. All approvals and authorizations of, filings and registrations with, and notifications to, all Governmental Authorities and Self-Regulatory Organizations required for the consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by law shall have expired.

          (d) Shareholder Approval. This Agreement and the Merger shall have been duly approved by the requisite vote of the holders of outstanding shares of Company Common Stock entitled to vote thereon in accordance with the MBCA, and other applicable law and the Company Articles and Company Bylaws.

          (e) Authority. Federal or state Governmental Authority against Acquiror or the Company (and no U. S. federal or state Governmental Authority shall have overtly threatened to commence any action, suit or proceeding against Acquiror or the Company before any U. S. federal or state court of competent jurisdiction): (i) challenging or seeking to restrain or prohibit the consummation of the Merger; (ii) relating to the Merger and seeking to obtain from Acquiror or the Company or any of their Subsidiaries any damages that would be material to Acquiror or the Company; (iii) seeking to prohibit or limit in any material respect Acquiror's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; or (iv) which would materially and adversely affect the right of the Surviving Corporation to own the assets or operate the business of the Company.

          (f) No Other Litigation. There shall not be pending before any U. S. federal or state court of competent jurisdiction any suit, action or proceeding commenced by any person against Acquiror in which there is a reasonable likelihood of a judgment against Acquiror or the Company providing for an award of damages or other relief that would have a Material Adverse Effect on Acquiror or the Company; (i) challenging or seeking to prohibit or limit in any material respect Acquiror's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; or (iii) which would

                                 Exhibit 2.6-43
affect adversely the right of the Surviving Corporation to own the assets or operate the business of the Company.

         6.2. Conditions to Obligation of the Company. The obligation of the Company to consummate the Merger is also subject to the fulfillment or written waiver by the Company prior to the Effective Time of each of the following conditions:

               (a) Representations and Warranties. Subject to the standard set forth in Section 4.2, the representations and warranties of Acquiror and MergerCo set forth in this Agreement shall be true and correct as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct only as of such date), and the Company shall have received a certificate, dated the Effective Date, signed on behalf of Acquiror by a senior executive officer to such effect.

               (b) Performance of Obligations of Acquiror. Acquiror shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate, dated the Effective Date, and signed on behalf of Acquiror by a senior executive officer to such effect.

               (c) Acquiror and Shareholder shall have executed and delivered the Employment Agreement attached hereto as Annex B.

               (d) Acquiror and John C. Feltl shall have executed and delivered the Employment Agreement attached hereto as Annex C.

               (e) Acquiror shall have executed and delivered to John E. Feltl a warrant to purchase 300,000 shares of Acquiror Common Stock, the form of which is attached hereto as Annex D.

               (f) Acquiror, David B. Johnson, Eldon C. Miller, Paul R. Kuehn and Stanley D. Rahm shall have executed and delivered to the Company the Voting Agreement in the form of attached Annex E.

         6.3. Conditions to Obligation of Acquiror and MergerCo. The obligation of Acquiror and MergerCo to consummate the Merger is also subject to the fulfillment or written waiver by Acquiror prior to the Effective Time of each of the following conditions:

               (a) Representations and Warranties. Subject to the standard set forth in Section 4.2, the representations and warranties of the Company set forth in this Agreement shall be true and correct as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct only as of such date) and Acquiror shall have received a certificate, dated the Effective Date, signed on behalf of the Company by a senior executive officer to such effect.

               (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this




                                 Exhibit 2.6-44

Agreement at or prior to the Effective Time, and Acquiror shall have received, prior to the Effective Time, a certificate, dated the Effective Date, signed on behalf of the Company by a senior executive officer to such effect.

               (c) Third Party Consents. All consents or approvals of all persons, other than Governmental Authorities, required for or in connection with the execution, delivery and performance of this Agreement and the consummation of the Merger shall have been obtained and shall be in full force and effect, unless the failure to obtain any such consent or approval is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company or the Surviving Corporation.

               (d) The Shareholder shall have executed the letter in the form attached hereto as Annex G.

7.       TERMINATION

         7.1. Termination. This Agreement may be terminated, and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval thereof by shareholders of the Company:

               (a) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of Acquiror and the Company.

               (b) Breach. At any time prior to the Effective Time, by Acquiror or the Company in the event of either: (1) a breach by the other party of any representation or warranty contained herein (subject to the standard set forth in Section 4.2), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, or (2) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach and which breach is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the breaching party or the Surviving Corporation.

               (c) Delay. At any time prior to the Effective Time, by Acquiror or the Company in the event that the Merger is not consummated by November 30, 2000 except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 7.1(c).

               (d) No Approval. By the Company or Acquiror in the event (1) the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority, or such Governmental Authority shall have requested the permanent withdrawal of any application therefore, or (2) any approval required of Acquiror's shareholders is not obtained.

         7.2. Fees and Expenses. The Company and Acquiror shall each bear their own fees and expenses, provided, however, that a party shall be entitled to recover damages, including but not limited to attorney's fees and all expenses, if it is finally determined that this Agreement was




                                 Exhibit 2.6-45
terminated due to the breach of the Agreement by a party against whom the Agreement is being enforced.

         7.3. Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this
Section 7, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (1) as set forth in Sections 7.2 and (2) that termination will not relieve a breaching party from liability for any willful breach of this Agreement.

8.       MISCELLANEOUS

         8.1. Survival. No representations, warranties, agreements and covenants by any signatory contained in this Agreement or pursuant to an assignment permitted by Section 8.8 shall survive the Effective Time or termination of this Agreement if this Agreement is terminated prior to the Effective Time; provided, however, that (a) to the extent the agreements of the parties contained herein by their terms apply after the Effective Time, such agreements shall survive the Effective Time, and (b) if this Agreement is terminated prior to the Effective Time, the agreements of the parties contained in Sections 5.8(b), 7.2, 7.3 and in this Section 8 shall survive such termination.

         8.2. Waiver, Amendment. Prior to the Effective Time, any provision of this Agreement may be (1) waived by the party benefited by the provision, or (2) amended or modified at any time, by an agreement in writing between the parties hereto approved or authorized by their respective Boards of Directors and executed in the same manner as this Agreement, except that, after approval of the Merger by the shareholders of the Company, no amendment may be made which under applicable law requires further approval of such shareholders without obtaining such required further approval.

         8.3. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

         8.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         8.5. Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

         8.6. Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given (1) on the date of delivery, if personally delivered or telecopied (with confirmation), (2) on the first business day following the date of dispatch, if delivered by a recognized next-day courier service, or (3) on the third business day following the date of mailing, if mailed by registered or certified mail (return receipt requested), in each case to such party at its address or telecopy number set forth below or such other address or numbers as such party may specify by notice to the parties hereto.



                                 Exhibit 2.6-46

               If to Acquiror or MergerCo, to:

                        Stockwalk.com Group, Inc.
                        5500 Wayzata Boulevard
                        Suite 800
                        Minneapolis, Minnesota 55416
                        Facsimile:  (763) 542-3591
                        Telephone:  (763) 542-6000
                        Attention:  President

               With a copy to:

                        Maun & Simon, PLC
                        2000 Midwest Plaza Building West
                        801 Nicollet Mall
                        Minneapolis, Minnesota 55402
                        Facsimile:  (612) 904-7424
                        Telephone:  (612) 904-7400
                        Attention:  Albert A. Woodward

               If to the Shareholder or the Company, to:

                        R.J. Steichen & Company
                        One Financial Plaza
                        120 South Sixth Street, Suite 100
                        Minneapolis, MN 55402
                        Facsimile:  (612) 341-6262
                        Telephone:  (612) 341-6200
                        Attention:  John E. Feltl

               With a copy to:

                        Lindquist & Vennum P.L.L.P.
                        4200 IDS Center
                        80 South 8th Street
                        Minneapolis, Minnesota 55402
                        Facsimile:  (612) 371-3207
                        Telephone:  (612) 371-2467
                        Attention:  Girard P. Miller

         8.7. Entire Understanding, No Third Party Beneficiaries. This Agreement (together with the Disclosure Schedules) and the Confidentiality Agreement represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and supersede any and all other oral or written agreements heretofore made. Except for Section 5.8, insofar as such Section expressly provides certain rights to the persons named therein, nothing in this Agreement, expressed or implied, is intended to confer upon any person,





                                 Exhibit 2.6-47
other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         8.8. Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of the other parties hereto. Subject to the foregoing and Section 8.1, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns; provided, however, that, in his sole discretion, Shareholder may assign shares of Company Common Stock to John C. Feltl and Elizabeth F. Frye, provided that each such person, as a condition to the receipt of any such shares, agrees to execute this Agreement and to be bound by the terms hereof to the same extent that the Shareholder may be bound.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the day and year first above written.

                                        STOCKWALK.COM GROUP, INC.

                                        By: /s/ Eldon C. Miller
                                           ---------------------------------
                                            Its: Chairman and CEO
                                                ----------------------------

                                        SCG ACQUISITION CORPORATION

                                        By: /s/ Eldon C. Miller
                                           ---------------------------------
                                            Its: Chairman and CEO
                                                ----------------------------

                                        R.J. STEICHEN & COMPANY

                                        By: John E. Feltl
                                           ---------------------------------
                                            Its: President
                                                ----------------------------

         Subject to the provisions of Section 8.1, the Shareholder hereby agrees to and is bound by the provisions of Sections 2.6, 4.1, 4.2, 4.3, 5.3, 5.5, 5.6, 5.14, 5.15, 7, and 8 of this Agreement.

                                   /s/ John E. Feltl
                                  ----------------------------------------------
                                  John E. Feltl


                                  Feltl 1995 Grantor Retained Annuity Trust UD
                                  July 1, 1995

                                   /s/ Mary Jo Feltl
                                  ----------------------------------------------
                                  By Mary Jo Feltl
                                     Its Trustee




                                 Exhibit 2.6-48

                                     ANNEX A


                               [Included in file]






                                    Annex A-1

                                     ANNEX B

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement"), effective as of the _____ day of July, 2000 ("Effective Date"), by and between Stockwalk.com Group, Inc., a Minnesota corporation (the "Corporation"), and John E. Feltl ("Employee").

                                   WITNESSETH:

         WHEREAS, the Corporation wishes to employs Employee as the President and Chief Executive Officer of its wholly-owned subsidiary, R.J. Steichen & Company; and

         WHEREAS, Employee and the Corporation desire to enter into this Agreement to define their employment relationship.

         NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

    1. Employment. As of Effective Date, the Corporation will employ Employee as the President and Chief Executive Officer of R.J. Steichen & Company, to perform the duties and functions as are specified by the Corporation's Board of Directors (with, as appropriate, Employee abstaining from the discussion thereof and vote thereon). During the Employment Term, as hereinafter provided, Employee shall devote his reasonable efforts and time to the business of R.J. Steichen & Company, in order to perform his duties in accordance with the reasonable expectations of the Corporation's Board of Directors in accordance with the procedures set forth above.

         Employee hereby accepts such employment and, during the Employment Term, shall devote his reasonable time, skill, energy and attention to the business of R.J. Steichen & Company, and shall perform his duties (as set forth herein) in a diligent, trustworthy, loyal, businesslike and efficient manner, all for the purpose of advancing the overall business of the Corporation.

    2.   Compensation.

         2.1. Salary. For all services rendered by Employee pursuant to this Agreement, the Corporation shall pay Employee an annual salary, subject to withholding and other applicable employment taxes and other proper payroll deductions, of One Million Dollars ($1,000,000.00). Such annual salary shall be paid in accordance with the Company's established bimonthly pay policies and procedures beginning as of the Effective Date.

         2.2. Benefits. Employee shall be entitled to health, dental, term life and disability insurance benefits consistent with the Corporation's current employment policies and practices and subject to approval by the Corporation's insurance provider. The Corporation's Board of Directors (with Employee abstaining from the discussion pertaining thereto and the vote thereon) may from time to time grant Employee further benefits. Employee acknowledges that he is not entitled to any further benefits other than set forth herein or as the Corporation's


                                   Annex B-1

Board of Directors, in its sole discretion and in accordance with the procedures set forth above, shall determine to grant Employee.

         2.3. Expenses. The Corporation shall reimburse Employee for all ordinary and necessary expenses reasonably and properly incurred and paid by Employee in the course of performing his duties, as specified in Section 1 hereof, and consistent with the Corporation's policies in effect from time to time with respect to travel, entertainment and other business expenses, and subject to the Corporation's requirements with respect to the manner of authorization and reporting of such expenses. In addition, the Corporation shall provide Employee with a mobile phone and shall reimburse Employee for the reasonable business expenses associated therewith. Employee shall also reimburse Employee for parking expenses and expenses pertaining to Employee's continuing education. The Corporation will use its best efforts to have certain of its employees provide Employee with access to the Minneapolis Club for client entertainment.

         2.4. Commissions. Employee shall be entitled to continue to receive commissions on his book of business consistent with the past practices of R.J. Steichen & Company.

    3.   Term and Termination.

         3.1. Employment Term. The "Employment Term," as that term is used throughout this Agreement, shall be for a period of five (5) years, commencing on the Effective Date and ending on July ___, 2005. Notwithstanding the foregoing, this Agreement may be sooner terminated in accordance with the provisions of Section 3.2 hereof.

         3.2.  Termination.

               (a) Immediately for Cause. Notwithstanding anything in this Agreement to the contrary, the Corporation may terminate Employee's employment hereunder, and shall have no further obligation or liability to Employee: (i) if Employee commits any fraud, misappropriation or embezzlement; (ii) if Employee materially and repeatedly breaches any provision of this Agreement after notice thereof; or (iii) for any act, or failure to act, of Employee, attributable to his gross negligence or willful misconduct, which causes a material adverse effect on the Corporation's business, condition, prospects or reputation, as determined by the Corporation's Board of Directors in its reasonable business judgment (with Employee abstaining from the discussion pertaining to and the vote thereon).

                   In the event of any termination pursuant to this subsection, the Corporation shall be obligated to pay Employee only those portions of his compensation provided by Sections 2.1 and 2.3 hereof which shall accrue to Employee up to and including the date upon which such termination becomes effective.

               (b) Immediately Due to Disability or Death. Notwithstanding anything in this Agreement to the contrary, the Corporation may immediately terminate Employee's employment hereunder upon Employee's disability or death. In the event the Corporation terminates Employee's employment under this subsection due to disability, the Corporation shall be obligated to pay Employee those portions of his compensation provided for



                                   Annex B-2
by Section 2.1 hereof, after reducing such compensation by the amount of any disability insurance payments received by Employee under disability policies funded by the Corporation, during the remaining period of such illness or incapacity; provided, however, that in no event shall the Corporation's obligation to pay Employee under this subsection extend beyond the end of the Employment Term.

                   For the purposes of this Agreement, Employee shall be deemed to be suffering from a disability if Employee, in the reasonable business judgment of the Corporation's Board of Directors (with Employee abstaining from the discussion pertaining thereto and the vote thereon), is unable to perform his duties, as specified in Section 1 hereof, by reason of illness or incapacity for a period of more than 90 days in any six-month period.

                   In the event the Corporation terminates Employee's employment under this subsection due to Employee's death, the Corporation shall be obligated to pay Employee's estate his base salary, as set forth in Section 2.1 hereof, through the end of the Employment Term.

               (c) Termination by Employee. In the event Employee terminates this Agreement, the Corporation shall be obligated to pay Employee only those portions of his compensation provided by Section 2.1 hereof which shall accrue to Employee up to and including the date upon which such termination becomes effective.

         3.3. Vacation. Provided that he is available to consult with the Corporation as reasonably needed and is reasonably able to perform his duties and obligations hereunder, Employee shall not be limited in the amount of vacation time he takes throughout the term hereof.

    4.   Confidentiality and Covenant Not to Compete.

         4.1. Non-Disclosure Agreement. Employee acknowledges the interest of the Corporation in maintaining the confidentiality of information related to its business and shall not at any time during the Employment Term or thereafter, regardless of the reason for or circumstances of termination of employment, directly or indirectly, reveal or cause to be revealed to any person or entity trade secrets, customer lists or other confidential business information obtained by him as a result of his employment or relationship with the Corporation, except when authorized in writing to do so by the Board of Directors of the Corporation (with Employee abstaining from the discussion pertaining thereto and the vote thereon); provided, however, that the parties acknowledge that it is not the intent of this Section 4.1 to include within its subject matter (i) information not proprietary to the Corporation, or (ii) information which is in the public domain.

         4.2. Covenant Not to Compete. Throughout the Employment Term (the "Noncompete Period"), and regardless of whether this Agreement is terminated prior to the end of the Employment Term for whatever reason, Employee shall not, on his behalf or on behalf of or in conjunction with any other person, persons, firm or partnership, corporation, entity or company:


                                   Annex B-3

               (a) compete, directly or indirectly, with the Corporation or engage or participate, directly or indirectly, in any business or businesses substantially similar to the business conducted by the Corporation as of the Effective Date or as may thereafter be conducted by the Corporation at any time during the Noncompete Period.

               (b) solicit or cause to be solicited any customers of the Corporation.

               (c) recruit or cause any other person to recruit any employee of the Corporation to any of said business or businesses.

    Notwithstanding the foregoing, the foregoing provisions shall not be applicable to Employee's activities set forth on attached Exhibit A. The foregoing provisions shall also not be applicable if Employee's employment with the Company is terminated as a result of Employee's death or disability; provided, however, that such provisions shall apply in the event that Employee recovers from a disability which caused his employment to be terminated.

    5.   Miscellaneous.

         5.1. Remedies. The parties acknowledge that any breach, violation or evasion by Employee of the terms of this Agreement will result in immediate or irreparable injury or harm to the Corporation, and will cause damage to the Corporation in an amount difficult to ascertain. Accordingly, the Corporation shall be entitled to the remedies of injunction and specific performance, or either of such remedies, without the need to post any bond or other security, as well as to all other legal and equitable remedies to which the Corporation may be entitled and recovery of any related attorneys' fees.

         5.2. Notices. All notices and other communications under this Agreement will be sufficient if written and sent by registered or certified mail, return receipt requested, in the case of Employee, to his residence as shown on the Corporation's records, and in the case of the Corporation, to its offices at 5500 Wayzata Boulevard, Suite 800, Minneapolis, Minnesota 55416, Attention Chief Executive Officer; provided, however, that any notice of change of address shall be effective only upon receipt.

         5.3. Obligations and Benefits. The obligations and benefits set forth in this Agreement shall be binding and inure to the benefit of the respective parties hereto and their personal representatives, successors and permitted assigns.

         5.4. Assignment. The Corporation may assign its rights and delegate its responsibilities under this Agreement to any affiliated company or to any corporation that acquires all or substantially all of the operating assets of the Corporation. Except as hereinbefore provided, neither the Corporation nor Employee may assign any obligations or benefits under this Agreement.

         5.5. Waiver. A waiver by the Corporation or Employee of a breach of any provision of his Agreement by the other shall not operate or be construed as a waiver of any subsequent breach.


                                   Annex B-4

         5.6. Amendment. This Agreement shall be amended only in writing, signed by both parties.

         5.7. Governing Law. This Agreement shall in all respects be interpreted, construed and governed by and in accordance with the laws of the State of Minnesota, without giving effect to principles of conflict of laws.

         5.8. Entire Agreement. This Agreement contains the entire agreement of the parties. This Agreement supersedes any and all prior agreements between the parties hereto, whether oral or written. All of such other agreements, whether oral or written, are hereby null and void and of no further force and effect.

         5.9. Severability. If any portion or portions of this Agreement shall be, for any reason, invalid or unenforceable, the remaining portion or portions shall nevertheless be valid and enforceable.

         5.10. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

    IN WITNESS WHEREOF, the parties have executed this Agreement effective the day and year first above written.

                                                 Stockwalk.com Group, Inc.



                                                 By:
                                                    ----------------------------
                                                    Its:
                                                        ------------------------


                                                 -------------------------------
                                                 John E. Feltl





                                   Annex B-5

                                     ANNEX C

                              EMPLOYMENT AGREEMENT

    THIS EMPLOYMENT AGREEMENT ("Agreement"), effective as of the _____ day of July, 2000 ("Effective Date"), by and between Stockwalk.com Group, Inc., a Minnesota corporation (the "Corporation"), and John C. Feltl ("Employee").

                                   WITNESSETH:

    WHEREAS, the Corporation wishes to employ Employee as its Senior Vice President and as the Director of Corporate Finance and Executive Vice President of its wholly-owned subsidiary, R.J. Steichen & Company; and

    WHEREAS, Employee and the Corporation desire to enter into this Agreement to define their employment relationship.

    NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

    1. Employment. As of Effective Date, the Corporation will employ Employee as its Senior Vice President and as the Director of Corporate Finance and Executive Vice President of R.J. Steichen & Company, to perform the duties and functions as are specified by the Corporation's Chief Executive Officer, Eldon
C. Miller, and the Chief Executive Officer of R.J. Steichen & Company, respectively. During the Employment Term, as hereinafter provided, Employee shall devote his full efforts and time to the business of the Corporation and R.J. Steichen & Company in order to perform his duties in a manner consistent with the standards for similarly situated executives in similar businesses or enterprises and in accordance with the reasonable expectations of the Corporation's Chief Executive Officer and the Chief Executive Officer of R.J. Steichen & Company.

         Employee hereby accepts such employment and, during the Employment Term, shall devote his full business time, skill, energy and attention to the business of the Corporation and R.J. Steichen & Company, and shall perform his duties (as set forth herein) in a diligent, trustworthy, loyal, businesslike and efficient manner, all for the purpose of advancing the overall business of the Corporation.

    2.   Compensation.

         2.1. Salary. For all services rendered by Employee pursuant to this Agreement, the Corporation shall pay Employee an annual salary, subject to withholding and other applicable employment taxes and other proper payroll deductions, of Two Hundred Thousand Dollars ($200,000.00). Such annual salary shall be paid in accordance with the Corporation's established pay policies and procedures beginning as of the Effective Date.

         2.2. Signing Bonus. At the closing of the transactions which are the subject of the Agreement and Plan of Merger, dated of even date herewith, by and among the Corporation,


                                   Annex C-1

R.J. Steichen & Company and SCG Acquisition Corporation (the "Agreement"), Employee shall be paid a signing bonus of One Hundred Thousand Dollars ($100,000.00).

         2.3. Performance Bonus. Throughout the Employment Term, subject to the approval of John E. Feltl, Employee shall be entitled to receive an annual bonus, calculated from the first day of the month following the month in which the transactions which are the subject of the Agreement close, equal to ten percent (10%) of the cumulative pre-tax earnings (as such term is defined in Section 3.2 of the Agreement) of R.J. Steichen & Company, as it is operated as a wholly-owned subsidiary of the Corporation, and as recorded by the Corporation. The Corporation shall promptly, but in any event within twenty (20) days, make the bonus payments due Employee hereunder.

         2.4. Benefits. Employee shall be entitled to health, dental, term life and disability insurance benefits consistent with the Corporation's current employment policies and practices and subject to approval by the Corporation's insurance provider. The Corporation's Board of Directors (with Employee abstaining from the discussion pertaining to and the vote thereon) may from time to time grant Employee further benefits. Employee acknowledges that he is not entitled to any further benefits other than set forth herein or as the Corporation's Board of Directors, in its sole discretion and in accordance with the procedures set forth above, shall determine to grant Employee.

         2.5. Vacation. Employee shall be entitled, during the Employment Term, to a vacation of four weeks per year, exclusive of time spent in business travel and entertaining clients and prospective clients, and in addition to other customary office holidays during which time his compensation shall be paid in full. Employee shall be entitled to take such vacation days at any time and in any combination; provided, however, that Employee agrees to take into consideration the needs and exigencies of the business of the Corporation, and shall not take such vacation days at such times or in such combinations as will substantially impair his ability to carry out his duties hereunder. Employee shall keep accurate records of the vacation time taken by him during each year throughout the Employment Term and shall, upon written notice to the Corporation prior to the end of each year throughout such term, be entitled to receive payment for any vacation days which were unused by him during each year.

         2.6. Expenses. The Corporation shall reimburse Employee for all ordinary and necessary expenses reasonably and properly incurred and paid by Employee in the course of performing his duties, as specified in Section 1 hereof, and consistent with the Corporation's policies in effect from time to time with respect to travel, entertainment and other business expenses, and subject to the Corporation's requirements with respect to the manner of authorization and reporting of such expenses. In addition, the Corporation shall provide Employee with a mobile phone and shall reimburse Employee for the reasonable business expenses associated therewith. Employee shall also reimburse Employee for parking expenses and expenses pertaining to Employee's continuing education. The Corporation will use its best efforts to have certain of its employees provide Employee with access to the Minneapolis Club for client entertainment.



                                    Annex C-2

         2.7. Commissions. Employee shall be entitled to continue to receive commissions on his book of business consistent with the past practices of R.J. Steichen & Company.

    3.   Term and Termination.

         3.1. Employment Term. The "Employment Term," as that term is used throughout this Agreement, shall be for a period of two (2) years, commencing on the Effective Date and ending on July ___, 2002. Notwithstanding the foregoing, this Agreement may be sooner terminated in accordance with the provisions of
Section 3.2 hereof.

         3.2.  Termination.

               (a) Immediately for Cause. Notwithstanding anything in this Agreement to the contrary, the Corporation may terminate Employee's employment hereunder, and shall have no further obligation or liability to Employee: (i) if Employee commits any fraud, misappropriation or embezzlement; (ii) if Employee materially and repeatedly breaches any provision of this Agreement after notice thereof; or (iii) for any act, or failure to act, of Employee, attributable to his gross negligence or willful misconduct, which causes a material adverse effect on the Corporation's business, condition, prospects or reputation, as determined by the Corporation's Board of Directors (with Employee abstaining from the discussion pertaining to and the vote thereon) in its reasonable business judgment.

                   In the event of any termination pursuant to this subsection, the Corporation shall be obligated to pay Employee only those portions of his compensation provided by Section 2.1 and 2.3 hereof which shall accrue to Employee up to and including the date upon which such termination becomes effective.

               (b) Immediately Due to Disability or Death. Notwithstanding anything in this Agreement to the contrary, the Corporation may immediately terminate Employee's employment hereunder upon Employee's disability or death. In the event the Corporation terminates Employee's employment under this subsection due to disability, the Corporation shall be obligated to pay Employee those portions of his compensation provided for by Section 2.1 hereof, after reducing such compensation by the amount of any disability insurance payments received by Employee under disability policies funded by the Corporation, during the remaining period of such illness or incapacity; provided, however, that in no event shall the Corporation's obligation to pay Employee under this subsection extend beyond (i) the first anniversary of the date on which Employee became disabled, or (ii) through the end of the Employment Term, whichever is less.

                   For the purposes of this Agreement, Employee shall be deemed to be suffering from a disability if Employee, in the reasonable business judgment of the Corporation's Board of Directors (with Employee abstaining from the discussion pertaining thereto and the vote thereon), is unable to perform his duties, as specified in Section 1 hereof, by reason of illness or incapacity for a period of more than 90 days in any six-month period.

    In the event the Corporation terminates Employee's employment under this subsection due to Employee's death, the Corporation shall be obligated to pay Employee only those portions


                                   Annex C-3
of his compensation provided by Sections 2.1 and 2.3 hereof which shall accrue to Employee up to and including the date upon which Employee died.

         3.3. (c) Termination by Employee. In the event Employee terminates this Agreement, the Corporation shall be obligated to pay Employee only those portions of his compensation provided by Section 2.1 hereof which shall accrue to Employee up to and including the date upon which such termination becomes effective.

    4.   Confidentiality.

         4.1. Non-Disclosure Agreement. Employee acknowledges the interest of the Corporation in maintaining the confidentiality of information related to its business and shall not at any time during the Employment Term, regardless of the reason for or circumstances of termination of employment, directly or indirectly, reveal or cause to be revealed to any person or entity the trade secrets or other confidential business information obtained by him as a result of his employment or relationship with the Corporation, except when authorized in writing to do so by the Board of Directors of the Corporation (with Employee abstaining from the discussion pertaining thereto and the vote thereon); provided, however, that the parties acknowledge that it is not the intent of this Section 4.1 to include within its subject matter (i) information not proprietary to the Corporation, or (ii) information which is in the public domain.

    5. Change in Control. In the event of a Change in Control (as such term is defined in Section 3.2(g) of the Agreement), Employee shall be paid, upon the closing of any such Change in Control, any amounts throughout the Employment Term to which he would be entitled pursuant to the provisions of
Section 2.1 hereof if such Change in Control had not occurred.

    6.   Miscellaneous.

         6.1. Remedies. The parties acknowledge that any breach, violation or evasion by Employee of the terms of this Agreement will result in immediate or irreparable injury or harm to the Corporation, and will cause damage to the Corporation in an amount difficult to ascertain. Accordingly, the Corporation shall be entitled to the remedies of injunction and specific performance, or either of such remedies, without the need to post any bond or other security, as well as to all other legal and equitable remedies to which the Corporation may be entitled and recovery of any related attorneys' fees.

         6.2. Notices. All notices and other communications under this Agreement will be sufficient if written and sent by registered or certified mail, return receipt requested, in the case of Employee, to his residence as shown on the Corporation's records, and in the case of the Corporation, to its offices at 5500 Wayzata Boulevard, Suite 800, Minneapolis, Minnesota 55416, Attention Chief Executive Officer; provided, however, that any notice of change of address shall be effective only upon receipt.

         6.3. Obligations and Benefits. The obligations and benefits set forth in this Agreement shall be binding and inure to the benefit of the respective parties hereto and their personal representatives, successors and permitted assigns.


                                   Annex C-4

         6.4. Assignment. The Corporation may assign its rights and delegate its responsibilities under this Agreement to any affiliated company or to any corporation that acquires all or substantially all of the operating assets of the Corporation. Except as hereinbefore provided, neither the Corporation nor Employee may assign any obligations or benefits under this Agreement.

         6.5. Waiver. A waiver by the Corporation or Employee of a breach of any provision of his Agreement by the other shall not operate or be construed as a waiver of any subsequent breach.

         6.6. Amendment. This Agreement shall be amended only in writing, signed by both parties.

         6.7. Governing Law. This Agreement shall in all respects be interpreted, construed and governed by and in accordance with the laws of the State of Minnesota, without giving effect to principles of conflict of laws.

         6.8. Entire Agreement. This Agreement contains the entire agreement of the parties. This Agreement supersedes any and all prior agreements between the parties hereto, whether oral or written. All of such other agreements, whether oral or written, are hereby null and void and of no further force and effect.

         6.9. Severability. If any portion or portions of this Agreement shall be, for any reason, invalid or unenforceable, the remaining portion or portions shall nevertheless be valid and enforceable.

         6.10. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

    IN WITNESS WHEREOF, the parties have executed this Agreement effective the day and year first above written.

                                               Stockwalk.com Group, Inc.



                                               By:
                                                  ------------------------------
                                                  Its:
                                                      --------------------------


                                               ---------------------------------
                                               John C. Feltl




                                   Annex C-5

                                    EXHIBIT A

The following activities are excluded from the Covenant Not to Compete in
Section 4.2 of the Employment Agreement: Workman Securities, McAlmont Investments, Nextrade, L.L.C. and their respective successors and assigns, and any others as mutually agreed.




                                   Exhibit A-1

                                     ANNEX D
                              COMMON STOCK WARRANT

                            To Purchase
                            Shares of Common Stock of

                            STOCKWALK.COM GROUP, INC.

                                            , 2000


         THIS CERTIFIES THAT,                                     is entitled to
subscribe for and purchase from Stockwalk.com Group, Inc., a Minnesota corporation (the "Company") at any time after the date hereof to and including
              , 2005,
(             ) fully paid and nonassessable shares of the Company's common stock, $.04 par value (the "Common Stock"), at the Purchase Price set forth below.

     This Warrant is subject to the following provisions, terms and conditions:
     1. Exercise; Transferability; Purchase Price. The rights represented by this Warrant may be exercised by the holder hereof, in whole or in part (but not as to a fractional share of stock), by written notice of exercise delivered to the Company ten (10) days prior to the intended date of exercise and by the surrender of this Warrant (properly endorsed if required) at the principal office of the Company and upon payment to it by certified or bank check or wire transfer of the purchase price for such shares.

          This Warrant may not be transferred, sold, assigned or hypothecated except by operation of law or upon receipt by the Company of an opinion of counsel as provided by Section 8 hereof that such transfer is not in violation of federal or state securities laws.

          "Purchase Price" shall mean eighty-five percent (85%) of the
Average Daily Price of the Company. For purposes hereof, Average Daily Price means the average of the closing sale price of one share of Common Stock as reported on the NASDAQ/NMS for the 20 consecutive full trading days (in which such shares are traded on the NASDAQ/NMS) ending on the Closing Date of the
Merger contemplated by the Agreement and Plan of Merger dated as of June    ,
2000 by and between the Company, R.J. Steichen & Company and SCG Acquisition Corporation. If the Company's Common Stock is not traded on the NASDAQ/NMS but is traded on the Nasdaq SmallCap Market or the over the counter market, the last reported closing prices on such market shall be substituted. The Purchase Price is subject to adjustment as hereinafter provided.

     2. Issuance of Shares. The Company agrees that the shares of Common Stock purchased hereby shall be and are deemed to be issued to the record holder hereof as of the close of business on the date on which this Warrant shall have been exercised by surrender of the Warrant and payment for the shares of Common Stock. Subject to the provisions of the next succeeding paragraph, certificates for the shares of Common Stock so purchased shall be

                                    Annex D-1
delivered to the holder hereof within a reasonable time, not exceeding ten (10) days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of shares of Common Stock, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the holder hereof within such time.

          Notwithstanding the foregoing, however, the Company shall not be required to deliver any certificate for shares of Common Stock upon exercise of this Warrant, except in accordance with the provisions, and subject to the limitations, of Section 8 hereof.

     3. Covenants of Company. The Company covenantsand agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized and issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Company covenants and agrees that it will from time to time take all such action as may be required to assure that the par value per share of the common stock is at all times equal to or less than the then effective purchase price per share of Common Stock issuable pursuant to this Warrant. The Company further covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

     4. Anti-Dilution Adjustments. The above provisions are, however, subject to the following:

          (a) In case the Company shall at any time hereafter subdivide or combine the outstanding shares of Common Stock or declare a dividend payable in Common Stock, the exercise price of this Warrant in effect immediately prior to the subdivision, combination or record date for such dividend payable in Common Stock shall forthwith be proportionately increased, in the case of combination or decreased, in the case of subdivision or dividend payable in Common Stock.


          (b) Upon each adjustment of the exercise price, the holder of this Warrant shall thereafter be entitled to purchase, at the exercise price resulting from such adjustment, the number of shares of Common Stock obtained by multiplying the exercise price immediately prior to such adjustment by the number of shares of Common Stock purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the exercise price resulting from such adjustment.

          (c) No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fraction of a share which would otherwise be issuable in an amount equal to the same fraction of the market price per share of Common Stock on the day of exercise as determined in good faith by the Company.



                                    Annex D-2

          (d) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holder hereof shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including without limitation provisions for adjustments of the Warrant purchase price and of the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger or sale unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing such assets, shall assume by written instrument executed and mailed to the registered holder hereof at the last address of such holder appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase.

          Notwithstanding any language to the contrary set forth in this Section 4(d), if an occurrence or event described herein shall take place in which the shareholders of the Company receive cash for their shares of Common Stock and a successor corporation or corporation purchasing assets shall survive the transaction then, at the election of the record holder hereof, such corporation shall be obligated to purchase this Warrant (or the unexercised part hereof) from the record holder without requiring the holder to exercise all or part of the Warrant. If such corporation refuses to so purchase this Warrant then the Company shall purchase the Warrant for cash. In either case the purchase price shall be the amount per share that shareholders of the outstanding Common Stock shall receive as a result of the transaction multiplied by the number of shares covered by the Warrant, minus the aggregate exercise price of the Warrant. Such purchase shall be closed within sixty (60) days following the election of the holder to sell this Warrant.


          (e) Upon any adjustment of the Warrant purchase price, then, and in each such case, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, which notice shall state the Warrant purchase price resulting from such adjustment and the increase or decrease, if any, in the shares of Common Stock purchasable at such price upon the exercise of this Warrant, setting forth

                                    Annex D-3
     in reasonable detail the method of calculation and the facts upon which such calculation is based.

          (f) If any event occurs as to which in the good faith determination of the Board of Directors of the Company the other provisions of this Section 4 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the holder of this Warrant or of Common Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid.

     5. Common Stock. As used herein, the term "Common Stock" shall mean and include the Company's presently authorized shares of Common Stock and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution, dissolution or winding up of the Company; provided that the shares purchasable pursuant to this Warrant shall include shares designated as Common Stock of the Company on the date of original issue of this Warrant or, in the case of any reclassification of the outstanding shares thereof, the stock, securities or assets provided for in Section 4 above.

     6. No Voting Rights. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company.

     7. Restricted Securities. This Warrant and the shares of Common Stock issuable upon exercise hereof have not and will not be registered under the Securities Act of 1933 or any state securities law. The holder hereof acknowledges that he has acquired this Warrant and will acquire the shares of Common Stock issuable upon exercise hereof for investment and not with a view to the distribution of the Warrant or Common Stock. No transfer or sale on transfer of this Warrant or the Common Stock may be made unless the Warrant or Common Stock has been registered under the Act and applicable state securities laws or as provided. Certificates for shares of Common Stock issuable upon exercise of this Warrant shall reflect the foregoing restriction.


     8. Transfer of Warrant or Resale of Shares. In the event the holder of this Warrant desires to transfer this Warrant, or any Common Stock issued upon the exercise hereof, the holder shall provide the Company with a written notice describing the manner of such transfer and an opinion of counsel (reasonably acceptable to the Company) that the proposed transfer may be effected without registration or qualification under Federal or State securities laws, whereupon such holder shall be entitled to transfer this Warrant or to dispose of shares of Common Stock received upon the previous exercise hereof in accordance with the notice delivered by such holder to the Company; provided, that an appropriate legend may be endorsed on this Warrant or the certificates for such shares respecting restrictions upon transfer thereof necessary or advisable in the opinion of counsel satisfactory to the Company to prevent further transfers which would be in violation of Section 5 of the Securities Act of 1933.

          If, in the opinion of either of the counsel referred to in this
Section 8, the proposed transfer or disposition described in the written notice given pursuant to this Section 8 may not be

                                   Annex D-4
effected without registration or qualification of this Warrant or the shares of Common Stock issued upon the exercise hereof, the Company shall promptly give written notice thereof to the holder hereof, and the Company shall refuse to transfer the Warrant or Common Stock, as the case may be.

     9.   Registration Rights.

          (a) If at any time prior to the expiration of five (5) years from the date hereof, the Company proposes to register under the 1933 Act (except by a Form S-4 or Form S-8 Registration Statement or any successor forms thereto) or qualify for a public distribution under Section 3(b) of the 1933 Act, any of its securities, it will give written notice to all Holders of this Warrant, and any Warrant Shares of its intention to do so and, on the written request of any such Holder given within twenty (20) days after receipt of any such notice (which request shall specify the interest in this Warrant or the Warrant Shares intended to be sold or disposed of by such Holder and describe the nature of any proposed sale or other disposition thereof), the Company will use its best efforts to cause all such Warrant Shares, the Holders of which shall have requested the registration or qualification thereof, to be included in such registration statement proposed to be filed by the Company; provided, however, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any registration. If any registration pursuant to this Section 9(a) is underwritten in whole or in part, the Company may require that the Warrant Shares requested for inclusion pursuant to this Section 9(a) be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If a greater number of Warrant Shares is offered for participation in the proposed offering than in the reasonable opinion of the managing underwriter of the proposed offering can be accommodated without adversely affecting the proposed offering, then the amount of Warrant Shares proposed to be offered by such Holders for registration, as well as the number of securities of any other selling shareholders participating in the registration, shall be proportionately reduced to a number deemed satisfactory by the managing underwriter.

          (b) With respect to each inclusion of securities in a registration statement pursuant to this Section 9, the Company shall bear the following fees, costs, and expenses: all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of counsel for the underwriter or underwriters of such securities (if the Company is required to bear such fees and disbursements), all internal expenses, the premiums and other costs of policies of insurance for the benefit of the Company and/or its directors and officers against liability arising out of the public offering, and legal fees and disbursements and other expenses of complying with state securities laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Fees and disbursements of special counsel and accountants for the selling Holders, underwriting discounts and commissions, and transfer taxes for selling Holders and any other expenses relating to the sale of securities by the selling Holders not expressly included above shall be borne by the selling Holders.

                                    Annex D-5

          (c) The Company hereby indemnifies each of the Holders of this Warrant and of any Warrant Shares, and the officers and directors, if any, who control such Holders, within the meaning of Section 15 of the 1933 Act, against all losses, claims, damages, and liabilities caused by (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (and as amended or supplemented if the Company shall have furnished any amendments thereof or supplements thereto), any Preliminary Prospectus or any state securities law filings;
     (2) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as such losses, claims, damages, or liabilities are caused by any untrue statement or omission contained in information furnished in writing to the Company by such Holder expressly for use therein; and each such Holder by its acceptance hereof severally agrees that it will indemnify and hold harmless the Company, each of its officers who signs such Registration Statement, and each person, if any, who controls the Company, within the meaning of Section 15 of the 1933 Act, with respect to losses, claims, damages, or liabilities which are caused by any untrue statement or alleged untrue statement, omission or alleged omission contained in information furnished in writing to the Company by such Holder expressly for use therein.

          (d) Notwithstanding anything else contained in Section 9(a) above, the above-referenced "piggy-back" rights may not be exercised with respect to the registration statement filed by the Company in connection with its proposed public offering of Convertible Notes (Registration No. 333-35544).

     10. Miscellaneous. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party (or any predecessor in interest thereof) against which enforcement of the same is sought. The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, Stockwalk.com Group, Inc. has caused this Warrant to be
executed by its duly authorized officer and to be dated as of               ,
2000.

                                      STOCKWALK.COM GROUP, INC.


                                      By
                                        ---------------------------------------


                                        Its
                                           -----------------------------------



                                   Annex D-6

                                  EXERCISE FORM
                  (TO BE SIGNED ONLY UPON EXERCISE OF WARRANT)



                            STOCKWALK.COM GROUP, INC.

         The undersigned, the holder of the within warrant, hereby irrevocably elects to exercise the purchase right represented by such warrant for, and to
purchase thereunder                shares of the Common Stock, $.04 par value,
of Stockwalk.com Group, Inc. and herewith makes payment of $
therefore, and requests that the certificates for such shares be issued in the
name of                              and be delivered to
                                  whose address is                           .



Dated:
       ------------
                              --------------------------------------------------
                             (Signature must conform in all respects to the name
 of holder as specified on the face of the warrant)



                             ---------------------------------------------------
                             (Address)

                              --------------------------------------------------
                             (City - State - Zip)


                                    Annex D-7

                                 ASSIGNMENT FORM
                (TO BE SIGNED ONLY UPON TRANSFER OF THE WARRANT)



         For value received, the undersigned hereby sells, assigns and transfers unto those individuals listed on Exhibit A, attached hereto, the right represented by the within warrant to purchase the number of shares opposite their names on the attached Exhibit A of Common Stock, $.04 par value, of Stockwalk.com Group, Inc. to which the within warrant relates, and appoints attorney to transfer said right on the books of Stockwalk.com Group, Inc., with full power of substitution in the premises.




Dated:
      ---------------
                                  ---------------------------------------------
                                   (Signature as name(s) appear on Warrant)

In the presence of:

-------------------------------

-------------------------------




                                    Annex D-8

                                     ANNEX E

                                  June   , 2000


Mr. John E. Feltl
R.J. Steichen & Company
120 South Sixth Street, Suite 100
Minneapolis, MN 55402

Dear Jack:

         This will confirm our agreement and understanding that each of the undersigned shareholders of Stockwalk.com Group, Inc. ("Stockwalk") will vote or cause to be voted all of the voting shares of Stockwalk beneficially owned by each of us in favor of the Agreement and Plan of Merger (the "Merger Agreement") between and among R.J. Steichen & Company, Stockwalk and SCG Acquisition
Corporation dated as of June    , 2000 and in favor of all other shareholder
action required or presented to the shareholders of Stockwalk in connection with the Merger Agreement, including, but not limited to, authority for the issuance and delivery to you of the merger consideration. For the purposes hereof, beneficial ownership shall be determined in accordance with rules of the Securities and Exchange Commission. We acknowledge to you that each of the undersigned has, as a director of Stockwalk, voted to approve the Merger Agreement and all other actions necessary to consummate the transactions contemplated thereby.

         We also agree to vote our shares of Stockwalk for the election of your two nominees to the Board of Directors of Stockwalk in furtherance of Sections
2.5 and 5.13 of the Merger Agreement. The undertaking set forth herein is intended to qualify as a shareholder voting agreement under Section 302A.455 of the Minnesota Business Corporation Act.

         We hereby acknowledge that your agreement to enter into the Merger Agreement and the agreements thereby contemplated, and to consummate the transactions related thereto, is sufficient consideration for our executing this letter and that our execution of this letter is a condition to your agreement to enter into the Merger Agreement.

         We understand and acknowledge that your execution and delivery of the Merger Agreement is made in reliance upon the undertakings contained herein, and that a breach of such undertakings shall constitute and provide a basis for you to cause R.J. Steichen & Company to terminate the Merger Agreement.

                                Very truly yours,


------------------------------       -------------------------------
Paul R. Kuehn                        Eldon C. Miller


------------------------------       -------------------------------
Stanley D. Rahm                      David B. Johnson



                                    Annex E-1

                   Additional Shares Anti-Dilution Provisions


     (a) In case Acquiror shall at any time hereafter subdivide or combine the outstanding shares of Acquiror Common Stock or declare a dividend payable in such stock, the number of Additional Shares issuable shall thereafter be forthwith proportionately increased, in the case of combination or decreased, in the case of subdivision or dividend payable in shares of Acquiror Common Stock.


     (b) No fractional shares of Acquiror Common Stock are to be issued pursuant to Section 3.2, but Acquiror shall pay a cash adjustment in respect of any fraction of a share which would otherwise be issuable in an amount equal to the same fraction of the market price per share of Acquiror Common Stock on the day of exercise as determined in good faith by Acquiror.

     (c) If any capital reorganization or reclassification of the capital stock of Acquiror, or consolidation or merger of Acquiror with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Acquiror Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Acquiror Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Shareholder shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified in Section 3.2 and in lieu of the Additional Shares immediately theretofore receivable, such stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Acquiror Common Stock equal to the number of shares of such stock immediately theretofore receivable upon the exercise of the rights represented hereby had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Shareholder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the number of Additional Shares receivable) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable pursuant to the provisions of Section 3.2.

     (d) If any event occurs as to which in the good faith determination of the Board of Directors of Acquiror the other provisions hereof are not strictly applicable or if strictly applicable would not fairly protect the rights of the Shareholder under Section 3.2in accordance with the essential intent and principles of such provision, then Acquiror's Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid.


                                    Annex D-2

                                     ANNEX F

                                  June   , 2000

Board of Directors
Stockwalk.com Group, Inc.
5500 Wayzata Boulevard, Suite 800
Minneapolis MN 55402

Gentlemen:

         In connection with my acquisition of shares of common stock of Stockwalk.com Group, Inc. (the "Company"), pursuant to the Agreement and Plan of Merger dated June 6, 2000 entered into by and among R.J. Steichen & Company, the Company and SCG Acquisition Corporation (the "Merger Agreement"), I hereby acknowledge and represent to you as follows:

     1. I understand that the shares of common stock of the Company to be received by me pursuant to the Merger Agreement will not be registered under the Securities Act of 1933, as amended (the "Act"), and may not be transferred or sold in the absence of registration under the Act or exemption therefrom. To that end, I acknowledge that a legend in substantially the following form will be placed upon the certificate(s) for shares of common stock of the Company to be received by me pursuant to the Merger Agreement:

       The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and have not been registered under any state securities laws. These securities may not be sold, offered for sale, or transferred in the absence of an effective registration statement under the Act and under applicable state securities laws, or receipt by the Corporation and its counsel of an opinion of counsel that such transaction is exempt from registration under the Act and under applicable state securities laws.

         2. I am an "accredited investor" as that term is defined in Rule 501(a) promulgated by the Securities and Exchange Commission under the Act and I am in a financial position to hold the shares of the Company's common stock to be acquired by me pursuant to the Merger Agreement indefinitely.



                                   Sincerely,



                                  [Shareholder]




                                    Annex F-1